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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-125937

P R O S P E C T U S  S U P P L E M E N T
(To prospectus dated August 16, 2005)

$3,000,000,000

Allstate Life Global Funding
Depositor

Allstate Life® CoreNotes®
Due Between Nine Months and 30 Years From the Date of Issue
Issued Through
Allstate Life Global Funding Trusts

                Allstate Life Global Funding (the "depositor" or "Global Funding") is a statutory trust formed under the laws of the State of Delaware. Its sole purpose is to facilitate the programs for the issuance of one or more series of secured medium term notes, including the Allstate Life® CoreNotes®, which are referred to in this prospectus supplement as "notes." Each series of notes will be issued by a separate newly created Delaware statutory trust (each, a "trust"). Allstate Life Global Funding will be the sole beneficial owner of each trust that is formed. The notes may have an aggregate principal amount of up to $3,000,000,000.

                The specific terms of each series of notes will be set forth in a separate pricing supplement. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest.

                The notes of each series:

  •
  will be the unconditional, direct, non-recourse, secured and unsubordinated obligations of the issuing trust;

  •
  will be secured by one or more funding agreements issued by Allstate Life Insurance Company ("Allstate Life"), and assigned absolutely to, and deposited into, the issuing trust by Allstate Life Global Funding;

  •
  will have a stated maturity of nine months to 30 years from the date of issue; will have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the issuing trust or the holders of such notes; will provide for payments in U.S. dollars;

  •
  will, unless otherwise specified in the applicable pricing supplement, have a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof;

  •
  will be in book-entry form;

  •
  will bear interest at fixed or floating rates; unless otherwise specified in the applicable pricing supplement, each trust will pay interest on the relevant series of notes on a monthly, quarterly, semiannual or annual basis; will be secured by the right, title and interest of the issuing trust in and to (1) the funding agreement(s) held by that trust, (2) all proceeds of such funding agreement(s) and (3) all books and records pertaining to such funding agreement(s); and

  •
  may be sold in the United States to retail and other investors.

                Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-11.

                Neither the Securities and Exchange Commission, any state securities commission nor any state insurance commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

The date of this prospectus supplement is August 16, 2005.

"Allstate Life®" is a registered service mark of Allstate Insurance Company.

"CoreNotes®" is a registered service mark of Merrill Lynch & Co., Inc.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

              Each trust may sell its notes to the Purchasing Agent referred to below as principal for resale at a fixed offering price specified in the applicable pricing supplement or at varying prices. Each trust may also explicitly agree with the Purchasing Agent that it will use its reasonable efforts as agent on behalf of the issuing trust to solicit offers to purchase notes of the applicable series from that trust at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, any note sold to the Purchasing Agent as principal will be purchased by the Purchasing Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. Unless otherwise specified in the applicable pricing supplement, each trust will pay a commission to the Purchasing Agent, ranging from .125% to 2.50% of the principal amount of each applicable note, depending upon its stated maturity, for each note purchased from the issuing trust by the Purchasing Agent as its agent.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. Neither of the registrants nor the Purchasing Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither of the registrants nor the Purchasing Agent is making an offer to sell notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement is accurate only as of its respective date. Updated information will be provided in the future as explained under "Incorporation of Documents by Reference" in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

Allstate Life

              This prospectus supplement, the accompanying prospectus and each applicable pricing supplement may include forward-looking statements of Allstate Life. These forward-looking statements are not statements of historical fact but rather reflect Allstate Life's current expectations, estimates and predictions about future results and events. These statements may use words such as "will," "should," "likely," "target," "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to Allstate Life or its management. When Allstate Life makes forward-looking statements, Allstate Life is basing them on its management's beliefs and assumptions, using information currently available to Allstate Life. These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this prospectus supplement, the accompanying prospectus and in each applicable pricing supplement. Factors that can cause or contribute to these differences include those described under the heading "Risk Factors" in this prospectus supplement. Allstate Life undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, developments or otherwise.

              If one or more of these or other risks or uncertainties materialize, or if Allstate Life's underlying assumptions prove to be incorrect, actual results may vary materially from what Allstate Life projected. Any forward-looking statements of Allstate Life you read in this prospectus supplement, the accompanying prospectus or any pricing supplement reflect Allstate Life's current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to Allstate Life's operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to Allstate Life or individuals acting on Allstate Life's behalf are expressly qualified in their entirety by this section. You should specifically consider the factors identified in this prospectus supplement, the accompanying prospectus and each applicable pricing supplement which could cause actual results to differ before making an investment decision.

Global Funding and the Trusts

              This prospectus supplement, the accompanying prospectus and each applicable pricing supplement may include forward-looking statements of Global Funding and the trusts. These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this prospectus supplement, the accompanying prospectus and in each applicable pricing supplement. Global Funding does not, and the trusts will not, undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

              You should specifically consider the factors identified in this prospectus supplement, the accompanying prospectus and each applicable pricing supplement before making an investment decision. Global Funding and the issuing trusts are not currently entitled to the safe harbors contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Therefore, forward-looking statements of Global Funding and the issuing trusts in this prospectus supplement and the accompanying prospectus are not currently and will never be entitled to these safe harbors.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

              This document is a prospectus supplement and supplements a prospectus which is part of a registration statement filed with the Securities and Exchange Commission (the "SEC") by Allstate Life Global Funding and Allstate Life Insurance Company (the "registrants"). This prospectus supplement provides you with a general description of the notes. The trusts may sell these notes in various offerings up to an aggregate initial offering price of $3,000,000,000, less any amount of notes previously issued by the trusts under this program or pursuant to a separate prospectus supplement that relates to the Allstate Life Global Funding secured medium term note program. References in this prospectus supplement to "notes" are to the Allstate Life® CoreNotes® offered by this prospectus supplement.

              This prospectus supplement and the information incorporated by reference in it may update, supplement or clarify the information in the accompanying prospectus. You will also receive a pricing supplement with the prospectus supplement. The pricing supplement will contain the specific description of the notes offered at the time and the terms on which the notes are offered. That pricing supplement also may add, update, supplement or clarify information in this prospectus supplement and the accompanying prospectus. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement.

              It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus, as well as in the applicable pricing supplement relating to the particular offering of notes, in making your decision to invest in notes. You should also read and consider the information in the documents referred to in "Incorporation of Documents by Reference" in the accompanying prospectus.

              In this prospectus supplement, references to the "depositor" and "Global Funding" are to Allstate Life Global Funding. References to the "trusts" are to Allstate Life Global Funding Trusts. References to an "issuing trust" are to a trust with respect to the series of notes issued and sold to the public by that trust. These references are not to Allstate Life Insurance Company. In this prospectus supplement, references to "Allstate Life" are to Allstate Life Insurance Company. References to "Purchasing Agent" are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

              In this prospectus supplement, references to "United States dollars," "U.S. dollars" or "$" are to lawful currency of the United States of America.

SUMMARY

              This section summarizes certain of the legal and financial terms of the notes that are described in more detail in this prospectus supplement under "Description of the Notes" beginning on page S-18 and other information described elsewhere in this prospectus supplement or the accompanying prospectus. You should read the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus, as well as in the applicable pricing supplement relating to the particular offering of notes.

The Trusts	Each series of notes will be issued by a separate newly created Delaware statutory trust (each, a "trust") formed by Allstate Life Global Funding, as trust beneficial owner, AMACAR Pacific Corp., as administrator (the "administrator"), and Wilmington Trust Company, as Delaware trustee (the "Delaware trustee"), pursuant to the filing of a certificate of trust and the execution of a trust agreement. Each trust agreement pursuant to which various trusts may be formed from time to time to issue notes is referred to in this prospectus supplement as a "trust agreement." Allstate Life Global Funding will be the sole beneficial owner of each trust that is formed.
Depositor	Allstate Life Global Funding is the depositor of the funding agreements into the issuing trusts.
Purposes of Depositor and Trusts
The sole purpose of Global Funding is to facilitate the programs for the issuance of notes. The sole purpose of each trust is to issue the related series of notes to the public, which notes will be secured by one or more funding agreements issued by Allstate Life, and assigned absolutely to, and deposited into, the issuing trust by Global Funding. Each trust will use the net proceeds received from issuing its series of notes to acquire one or more funding agreements. Each trust will hold the collateral described below pertaining to its series of notes to fund its obligations under that series of notes. Each trust will pledge and collaterally assign the funding agreement(s) held in that trust to the indenture trustee for the benefit of the holders of that trust's series of notes. Holders of notes of a series may only look to the funding agreement(s) and any other collateral held in, or pledged and collaterally assigned to the indenture trustee by, the issuing trust for payment on their notes and not to the assets held in any other trust.
No trust will be affiliated with Allstate Life.

Allstate Life Can Issue Medium Term Notes and Funding Agreements Directly to Investors
Allstate Life is able to issue its own medium term notes directly to investors and does issue funding agreements directly to qualified investors. However, by securing each trust's notes with one or more of Allstate Life's funding agreements, such trust's notes are secured by an asset that would have a higher priority in insolvency than unsecured medium term notes of Allstate Life and may be entitled to receive a higher investment rating than unsecured medium term notes of Allstate Life. In addition, funding agreements are very difficult to transfer and have no active secondary market. By securing each trust's notes with one or more of Allstate Life's funding agreements, investors may be able to avail themselves of many of the benefits of Allstate Life's funding agreements while benefiting from the liquidity afforded by each trust's medium term notes.
Collateral; Status
The notes of a series will be secured by the right, title and interest of the issuing trust in and to (1) the funding agreement(s) held by that trust, (2) all proceeds of such funding agreement(s) and (3) all books and records pertaining to such funding agreement(s). In this prospectus supplement, references to "other collateral" are to items (2) and (3) above.

The notes of a series will be the unconditional, direct, non-recourse and unsubordinated obligations of the issuing trust and will rank equally among themselves. Each series of notes will be secured by and payable solely out of the assets of the issuing trust, and holders of such series of notes will have no right against the assets of Global Funding or the assets of any other trust.

Each series of notes may be accelerated in the payment of principal and outstanding interest if an event of default under the notes occurs. Upon the occurrence of an event of default, the indenture trustee (described below) on behalf of the holders of notes may only proceed against the collateral held in the issuing trust.
The notes of each series are not, and will not be, insurance contracts, insurance policies or funding agreements.

The notes are not obligations of Allstate Life, Global Funding or any other person or entity other than the trust that issued the relevant notes. The notes are not guaranteed by any person or entity. The notes will not benefit from any insurance guaranty fund coverage or any similar protection.
Funding Agreements
Each trust will use the net proceeds received from the offering of its series of notes to purchase from Global Funding one or more funding agreements issued by Allstate Life. The funding agreement(s) will have a principal amount equal to the principal amount of the related series of notes. The funding agreement(s) will otherwise have payment and other terms substantially similar to the related series of notes.

The funding agreements are unsecured obligations of Allstate Life, an Illinois stock life insurance company. In the event of insolvency of an Illinois insurance company, claims against the insurer's estate are prioritized pursuant to Section 5/205 of the Illinois Insurance Code. Under Section 5/205(1)(d) of the Illinois Insurance Code, claims by "policyholders, beneficiaries, and insureds, under insurance policies, annuity contracts, and funding agreements" receive payment prior to any distribution to general creditors not falling within any other priority class under the Illinois Insurance Code.

The registrants believe that in a properly prepared and presented case in a delinquency proceeding under Article XIII of the Illinois Insurance Code, 215 ILCS Section 5/187 et seq. (the "Illinois Liquidation Act"), the timely and properly filed claims of an owner under the funding agreement (with the possible exception of claims for Additional Amounts, as discussed below) would be entitled to distribution pari passu with claims made by other policyholders, beneficiaries, and insureds under other insurance policies, insurance contracts, annuities and funding agreements issued by Allstate Life, and the claims of the Illinois Life and Health Insurance Guaranty Association, and any similar organization in another state, in accordance with Section 5/205(1)(d) of the Illinois Liquidation Act, and an owner's claims under the funding agreement should not be recharacterized as other than the claims of a policyholder, beneficiary, or insured under an insurance policy, insurance contract, annuity or funding agreement.
The obligations of Allstate Life under any funding agreement will not be guaranteed by any person or entity.

If a funding agreement so provides, Allstate Life may be required to pay Additional Amounts (as such term is defined therein) to the indenture trustee as collateral assignee of the funding agreement. For a discussion regarding payment of Additional Amounts, see "Description of the Notes—Withholding Tax; No Payment of Additional Amounts." Although such payments could be viewed as a claim under the funding agreements within the meaning of Section 5/205(1)(d), they may also be argued to be a separate payment obligation. Therefore, while in a proceeding before a court of competent jurisdiction the court might find that a claim for an Additional Amount constitutes a claim under a funding agreement, it also might find that such a claim is not a claim entitled to the priority afforded by Section 5/205(1)(d). If a claim for an Additional Amount does not constitute a claim entitled to the priority afforded by Section 5/205(1)(d), then in a properly prepared and presented case any claim for an Additional Amount would be entitled to the same priority as claims of general creditors of Allstate Life under Section 5/205(1)(g).

With respect to the issuance of any series of the notes, the aggregate amount of Allstate Life's liabilities that would rank pari passu with each funding agreement securing such series of notes is disclosed in the financial statements of Allstate Life contained in Allstate Life's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC, in each case as of the date of such financial statements. This amount appears in the Consolidated Statements of Financial Position as a liability under the line item entitled "Contractholder funds."
Title	Allstate Life® CoreNotes®
Allstate Life® CoreNotes® Program
This prospectus supplement relates to one or more series of notes that one or Delaware special purpose statutory trusts that may be formed from time to time may issue and sell primarily to retail investors under this Allstate Life® CoreNotes® program. Allstate Life® CoreNotes® will be offered from time to time to the public, with payment of principal of, any premium and interest on, and any other amounts due and owing with respect to, the Allstate Life® CoreNotes® to be secured by one or more applicable funding agreements issued by Allstate Life and sold to, and deposited into, the issuing trust by Global Funding.
Secured Medium Term Notes Program
Included in the registration statement, of which this prospectus supplement is a part, is another prospectus supplement relating to series of notes that may be issued and sold primarily to institutional investors by one or more newly established Delaware statutory trusts under the related secured medium term notes program. The terms of the secured medium term notes are identical in all material respects to the terms of the notes to be sold under this program, as described in this prospectus supplement, except that the secured medium term notes:
	•	may be issued as amortizing notes;
	•	may be denominated in one or more foreign currencies;
•
will not contain a survivor's option, permitting optional repayment of notes of a series, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series; and
•
may contain a provision providing for the redemption of the notes if Allstate Life is required to pay additional amounts on the related funding agreements pursuant to the applicable pricing supplement and Allstate Life exercises its right to redeem the funding agreements.

Indentures and Indenture Trustee
Each series of notes will be issued by the issuing trust pursuant to a separate indenture (each, an "indenture") to be entered into between the issuing trust and J.P. Morgan Trust Company, National Association, in its capacity as indenture trustee (including any successor, the "indenture trustee"). Each indenture will be subject to and qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The indenture trustee is not affiliated with the trusts, the depositor or Allstate Life.
Funding Notes
Each trust will use the net proceeds received from the issuance of the related series of notes to purchase a funding note (each, a "funding note") from Global Funding. Global Funding will use the net proceeds received from the sale of the related funding note to purchase one or more funding agreements issued by Allstate Life. Global Funding will immediately assign absolutely to, and deposit into, the issuing trust each such funding agreement, and the relevant funding note will be surrendered.

Each funding note will have a principal amount equal to the principal amount of the related series of notes. Each funding note will otherwise have payment and other terms substantially similar to the related series of notes, except that each funding note will contain a provision that makes it immediately cancelable upon the assignment and deposit by Global Funding of the related funding agreement(s) to the related issuing trust.
Ratings
Unless otherwise indicated in the applicable pricing supplement, each series of notes, the related funding note and the funding agreement(s) securing such series of notes will have an issue credit rating of "AA" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"). We expect the program to be rated "Aa2" by Moody's Investors Service, Inc. ("Moody's") and "AA" by Standard & Poor's.

If Moody's or Standard & Poor's changes the program rating, the new program rating will be specified in the applicable pricing supplement. Notes of a series will be issued under the program only in the event that, at the time of issuance of such series of notes, at least one nationally recognized rating agency would assign an investment grade rating to such series of notes, the related funding note and the funding agreement(s) securing such series of notes.
Purchasing Agent	Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Amount	Up to $3,000,000,000 of notes less any amount of notes previously issued under this program, the related secured medium term note program or otherwise under the accompanying prospectus.
Form of Notes	Book-entry through the facilities of The Depository Trust Company ("DTC"), except as otherwise described under "Description of the Notes—Book-Entry Notes."
Maturities	Each series of notes will mature nine months to 30 years from its date of original issuance. Each series of notes will have the same maturity date as the related funding agreement(s).

Each series of notes may be accelerated in the payment of principal and outstanding interest if an event of default under such series of the notes occurs. Upon the occurrence of an event of default, the indenture trustee (as defined below) on behalf of the holders of notes may only proceed against the collateral held by the issuing trust.
Interest
Each fixed rate note will bear interest from its date of issue at the rate stated in the applicable pricing supplement until the principal is paid. Each floating rate note will bear interest from the date of issue until the principal is paid at a rate determined by reference to an interest rate or interest rate formula, which may be adjusted by a spread and/or spread multiplier (each as more fully described under "Description of the Notes"). The pricing supplement will designate one or more of the following base rates, along with the index maturity for that base rate:
	•	the CD Rate,
	•	the CMT Rate,
	•	the Commercial Paper Rate,
	•	the Constant Maturity Swap Rate,
	•	the Federal Funds Open Rate,
	•	the Federal Funds Rate,
	•	LIBOR,
	•	the Prime Rate, or
	•	the Treasury Rate.

Interest on each note will be payable either monthly, quarterly, semiannually or annually on each interest payment date and at maturity or, if applicable, earlier redemption or repayment, and will be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the pricing supplement.
Currency and Denominations
Notes will be denominated in U.S. dollars. Unless otherwise specified in the applicable pricing supplement, notes will be issued and sold in denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Principal	The principal amount of each note will be payable on its stated maturity date specified in the applicable pricing supplement, unless earlier redeemed or repaid in accordance with its terms.
Redemption	Unless otherwise specified in the applicable pricing supplement:
	•	the notes will not be redeemable prior to maturity; and
	•	the notes will not be subject to any sinking fund.

Survivor's Option
A series of notes may contain a provision (which is referred to as the "survivor's option") permitting optional repayment of notes of that series prior to maturity, if requested, following the death of the beneficial owner of notes of that series, so long as the notes were held by the beneficial owner or the estate of the beneficial owner for a period beginning at least six months immediately prior to such death. Your notes may not be repaid in this manner unless the pricing supplement for your series of notes provides for the survivor's option. If the pricing supplement for your series of notes provides for the survivor's option, the funding agreement securing your series of notes will contain a provision which will allow the issuing trust to tender the funding agreement in whole or in part to Allstate Life. An issuing trust's ability to tender funding agreements related to its series of notes that contains a survivor's option, however, will be subject to certain limitations set by Allstate Life. As a result, your right to exercise the survivor's option is subject to limits set by Allstate Life with respect to the relevant funding agreement. Allstate Life has the discretionary right to limit the aggregate principal amount of:
•
all funding agreements securing all outstanding series of notes issued under the Allstate Life® CoreNotes® program as to which exercises of any put option by any issuing trust shall be accepted by Allstate Life in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under the Allstate Life® CoreNotes® program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement;
•
the funding agreements securing the notes of a series as to which exercises of any put option by the applicable trust attributable to notes as to which the survivor's option has been exercised by the authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement; and
•
the funding agreements securing a series of notes as to which exercises of any put option by the applicable trust attributable to notes as to which the survivor's option has been exercised shall be accepted in any calendar year to an amount as set forth in the applicable funding agreement and the applicable pricing supplement.
Additional details on the survivor's option are described in the section titled "Description of the Notes—Survivor's Option" on page S-36.
Listing	Unless otherwise specified in the applicable pricing supplement, a series of notes will not be listed on any securities exchange.

Administration of Global Funding and the Trusts
Wilmington Trust Company, a Delaware banking corporation, will initially be the sole trustee of Global Funding and each trust. The Delaware trustee will not be obligated in any way to make payments under or in respect of any notes, any funding notes or any funding agreements. The Delaware trustee is not affiliated with Allstate Life or the indenture trustee.

AMACAR Pacific Corp. will initially be the administrator of Global Funding and each trust. The administrator will not be obligated in any way to make any payments under or in respect of the notes, any funding notes or any funding agreements. The administrator is not affiliated with Allstate Life or the indenture trustee.

Allstate Life and Global Funding entered into an amended and restated support and expenses agreement dated as of August 16, 2005 (the "depositor support agreement"). Pursuant to the depositor support agreement, Allstate Life agreed, among other things, to pay certain costs and expenses relating to the offering, sale and issuance of each funding note and certain costs, expenses and taxes incurred by Global Funding. Pursuant to the depositor trust agreement, Allstate Life also agreed to indemnify the indenture trustee, the Delaware trustee, the administrator and each other service provider, as well as Global Funding, with respect to certain matters.

In connection with the issuance of a series of notes, Allstate Life and the issuing trust will enter into a support and expenses agreement (each, a "support agreement"). Under each support agreement, Allstate Life will agree to pay certain costs and expenses relating to the offering, sale and issuance of the applicable series of notes and certain costs, expenses and taxes incurred by the issuing trust. Pursuant to each support agreement, Allstate Life will also agree to indemnify the indenture trustee, the Delaware trustee, the administrator and each other service provider, as well as the issuing trust, with respect to certain matters.
Governing Law
The notes, each indenture and each funding note will be governed by, and construed in accordance with, the laws of the State of New York. The depositor trust agreement is, and each trust agreement will be, governed by, and construed in accordance with, the laws of the State of Delaware. The funding agreements will be governed by the laws of the State of Illinois.

RISK FACTORS

              Your investment in the notes includes risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you do not understand their significant components and/or financial matters. You should also consult the discussion of risk factors set forth in Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated into this prospectus supplement and the accompanying prospectus by reference.

Risk Factors Relating to the Depositor and the Trusts

    Each trust will have limited resources and therefore its ability to make timely payments with respect to its series of notes will depend upon Allstate Life making payments under the relevant funding agreement

              The ability of a trust to make timely payments with respect to the related series of notes is principally dependent upon Allstate Life making the related payments under each relevant funding agreement. Each trust is a special purpose statutory trust formed for the purpose of the issuance of the related series of notes. The obligations under a series of notes will be secured by and payable solely from the collateral held in the issuing trust. No holder of a series of notes will have any right to receive payments from the collateral related to any other series of notes.

    The notes of a series are the obligations only of the issuing trust and are not obligations of, or guaranteed by, Allstate Life or any of its affiliates

              The notes are not obligations of Allstate Life, Global Funding or any other person or entity other than the issuing trust. The notes are not guaranteed by any person or entity. Except pursuant to the terms of the funding agreement(s) included in the collateral for each series of notes, none of these entities nor any agent, trustee or beneficial owner of Global Funding or the trusts, in respect of any trust, is under any obligation to provide funds or capital to Global Funding or the trusts or with respect to any series of notes issued by the trusts. The net worth of Global Funding on the date hereof is approximately $1,000 and is not expected to increase materially. The net worth of each trust is expected to be minimal.

    As of the date of issue of any series of notes, the issuing trust will have, no prior operating history

              Global Funding is and the trusts will be special purpose statutory trusts organized under the laws of the State of Delaware. Global Funding exists for the sole purpose of facilitating the programs for the issuance of notes. Each trust will exist for the exclusive purposes of: issuing and selling one series of notes to investors; using the net proceeds from the sale of series of notes to acquire the related collateral, including one or more funding agreements; and engaging in other activities necessary or incidental thereto. As of the date of issue of any series of notes, the issuing trust will have, no prior operating history.

Risk Factors Relating to the Notes

    The notes of a series are non-recourse obligations of the issuing trust

              The obligations under the notes of a series are non-recourse obligations payable solely from the applicable collateral constituting the assets of the issuing trust. If any event of default shall occur under any series of the notes, the rights of the holders of the notes of such series and the indenture trustee, on behalf of such holders, will be limited to a proceeding against the applicable collateral. None of such holders or the indenture trustee will have the right to proceed against the collateral related to any other series of notes, Global Funding, any other trust or any of Allstate Life, its officers, directors, affiliates, employees or agents or any of the trustees, beneficial owners or agents, or any of their respective officers, directors, affiliates, employees or agents in the case of any judgment in which there is deficiency remaining after foreclosure of any property included in such collateral. If an event of default shall have occurred under a series of notes, the indenture trustee will be entitled to have its fees and expenses paid solely from the collateral of such series of notes before holders of the notes of such series receive payment of the amounts then due and owing with respect to their notes; provided, that such priority of the indenture trustee over the holders of the notes of a series will be limited to an aggregate amount of no more than $250,000 for all series of notes. All claims of the holders of a series of notes in excess of amounts received from the related collateral will be extinguished. In addition, in certain circumstances an event of default under a series of notes may not constitute an event of default under the applicable funding agreement(s). In that event, it is possible that the obligations under any series of notes may be accelerated while the obligations of Allstate Life under the applicable funding agreement(s) may not be similarly accelerated. If this occurs, the indenture trustee may have no or limited ability to proceed against the applicable funding agreement(s) and the related collateral and holders of the notes may not be paid in full, or in a timely manner upon such acceleration. See "Description of the Indentures—Events of Default" in the accompanying prospectus.

    Allstate Life will be the sole obligor under the funding agreements

              Since Allstate Life will be the sole obligor under the funding agreements, the ability of a trust to meet its obligations, and your ability to receive payments from such trust, with respect to a particular series of notes, will be principally dependent upon Allstate Life's ability to perform its obligations under each applicable funding agreement held by the issuing trust. Despite this, you will have no direct contractual rights against Allstate Life under any such funding agreement. Pursuant to the terms of each funding agreement, recourse rights to Allstate Life will belong to the issuing trust, its successors and permitted assignees. In connection with the offering and sale of a series of notes, the issuing trust will pledge, collaterally assign and grant a security interest in the collateral for such series of notes to the indenture trustee on behalf of the holders of the applicable series of notes and the other persons identified in the relevant indenture. Recourse to Allstate Life under each such funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of holders of such series of notes and the other persons identified in the relevant indenture. Accordingly, if Allstate Life fails to perform its obligations under the applicable funding agreement(s), your ability to receive payments from the issuing trust would be materially and adversely affected.

              Nonetheless, since Allstate Life is a registrant, purchasers of notes may be able to proceed directly against Allstate Life to enforce their rights under the Federal securities laws and their rights under the Federal securities laws will be no different than if they purchased the underlying funding agreements directly from Allstate Life.

    The notes could be deemed to be participations in the funding agreements or could otherwise be deemed to be contracts of insurance and holders of the notes could be found to be acting as insurance agents or brokers

              The laws and regulations of each state of the United States and the District of Columbia (the "covered jurisdictions") contain broad definitions of the activities that may constitute the conduct of the business of insurance in such jurisdictions. Because the primary asset of each trust will be one or more funding agreements issued by Allstate Life, which will be sold to, and deposited into, the issuing trust by Global Funding, it is possible that a trust's issuance of notes, Global Funding's issuance of the related funding note or the performance of the issuing trust's obligations under the notes, including the payment or prepayment of amounts due under the notes, or the purchase, resale or assignment of the notes by any investor or any person who acquires the notes directly or indirectly from such investor:

  •
  could be characterized by one or more jurisdictions as the conduct of the business of insurance by Global Funding, the issuing trust, any such investor or any such other person or

  •
  could otherwise subject Global Funding, the issuing trust, any such investor or any such other person to regulation under the insurance laws of one or more covered jurisdictions.

              This could, among other effects, require such persons to be subject to regulatory licensure or other qualifications and levels of compliance that cannot practically be achieved. Failure to comply with such requirements could subject any such person to regulatory penalties. In the event Global Funding or any trust is subject to any such penalties or any other liabilities resulting from such regulation, the ability of holders to receive payment under the notes could be materially and adversely affected. In addition, any such failure to comply or the threat of any such regulation could reduce liquidity with respect to the notes, prevent an investor from transferring notes and reduce the marketability and market value of the notes. Therefore, any such regulation or threat of regulation by any one or more covered jurisdictions could result in an investor either being unable to liquidate its investment in the notes or, upon any such liquidation, receiving a value significantly less than the initial investment in the notes.

              The Illinois Department of Insurance has confirmed that it does not consider the sale of publicly offered funding agreement backed medium term notes to violate the Illinois Insurance Code. In addition, the Illinois Department of Insurance has approved the form of funding agreement to be used in connection with the offering of notes.

              Based primarily upon communications with the staff of the insurance regulatory bodies in most states and the legal advice of LeBoeuf, Lamb, Greene & MacRae LLP, Allstate Life and Global Funding believe that:

  •
  the notes should not be subject to regulation as participations in the funding agreements themselves or otherwise constitute insurance contracts under the insurance laws of the covered jurisdictions; and

  •
  Global Funding, the trusts and persons selling or purchasing the notes should not be subject to regulation as doing an insurance business under the insurance laws of the covered jurisdictions by virtue of their respective activities in connection with the offer, sale and/or purchase of the notes.

              There are, however, wide variations in the insurance laws of the covered jurisdictions, subtle nuances in their application, and a general absence of any consistent pattern of interpretation or enforcement. Insurance regulatory authorities have broad discretionary powers in administering the insurance laws, including the authority to modify or withdraw a regulatory interpretation, impose new rules, and take a position contrary to Allstate Life's. In addition, state courts are not bound by any regulatory interpretations and could take a position contrary to Allstate Life's. Consequently, there can be no assurance that the purchase, resale or assignment of the notes or the funding notes will not subject the parties to such transaction to regulation or enforcement proceedings under the insurance laws of one or more covered jurisdictions.

    Payments under funding agreements may be insufficient to pay principal and interest, if any, under the notes

              Payments of the principal of and any interest on a series of notes will be made solely from the payments the issuing trust receives under the applicable funding agreement(s). Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, Allstate Life will not pay any Additional Amounts (as defined in the applicable funding agreement) in respect of a funding agreement to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of a funding agreement, by or on behalf of any governmental authority and each holder of a note of the related series of notes will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder's interest in the notes, as equitably determined by the issuing trust. Under this circumstance, the issuing trust will not actually pay, or cause to be paid, to such holder all of the amounts which would have been receivable by such holder in the absence of such taxes, duties, levies, assessments or other governmental charges.

    Redemption may adversely affect your return on the notes

              If your notes are redeemable at the option of the issuing trust, it may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, the issuing trust may be required to redeem your notes also at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to the interest rate on your notes being redeemed.

    There may not be any trading market for your notes; many factors affect the trading and market value of your notes

              Upon issuance, the notes of a series will not have an established trading market. No assurance can be given that a trading market for your notes will ever develop or be maintained if developed. In addition to the creditworthiness of Allstate Life and the issuing trust, many factors affect the trading market for, and trading value of, your notes. These factors include:

  •
  the time remaining to the maturity of your notes;

  •
  the outstanding amount of the applicable series of notes;

  •
  any redemption features of your notes; and

  •
  the level, direction and volatility of market interest rates generally.

              There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks involving your notes.

    Ratings of this Allstate Life® CoreNotes® program described in this prospectus supplement, the related medium term note program and each series of notes may not reflect all risks of an investment in the notes

              Each series of notes will be rated by at least one nationally recognized statistical rating organization. The ratings of such notes will primarily reflect the financial strength of Allstate Life and will change in accordance with the rating of Allstate Life's financial strength and with any change in the priority status under Illinois law of funding agreements. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings do not comment as to market price or suitability for a particular investor. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The ratings of this Allstate Life® CoreNotes® program described in this prospectus supplement, the related medium term note program and each series of notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.

    Any survivor's option may be subject to certain limitations

              Under the Allstate Life® CoreNotes® program, Allstate Life has the discretionary right to limit the aggregate principal amount of:

  •
  all funding agreements securing all outstanding series of notes as to which exercises of any put option by any issuing trust shall be accepted by Allstate Life in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under the Allstate Life® CoreNotes® program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the applicable funding agreement(s) and set forth in the applicable pricing supplement;

  •
  the funding agreement(s) securing the notes of a series as to which exercises of any put option by the applicable trust attributable to notes as to which the survivor's option has been exercised by the authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the applicable funding agreement(s) and set forth in the applicable pricing supplement; and

  •
  the funding agreement(s) securing a series of notes as to which exercises of any put option by the applicable trust shall be accepted in any calendar year to an amount as set forth in the applicable funding agreement(s) and the applicable pricing supplement.

              In any such event, each trust shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor's option shall be accepted by it. Accordingly, no assurance can be given that the exercise of the survivor's option for a desired amount will be accepted as to any series of notes or in any single calendar year.

    An increase in market interest rates could result in a decrease in the value of any notes bearing interest at a fixed rate

              If market interest rates increase above the interest rate of notes bearing interest at a fixed rate, such notes bearing interest at a fixed rate generally decline in value because debt instruments of the same face value priced at market interest rates will yield higher income. Consequently, if you purchase fixed rate notes and market interest rates increase above the fixed interest rate on the notes you have purchased, the market value of your notes may decline. Allstate Life can give no assurance regarding the future level of market interest rates.

    If you purchase discount notes, the amount payable to you upon early redemption, repayment of acceleration of these notes may be less than the principal amount (i.e., par) of the notes plus accrued but unpaid interest and premium, if any.

              If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of these notes may be less than the principal amount thereof plus accrued and unpaid interest. The amount payable will be determined by the formula set forth in this prospectus supplement or pricing supplement.

Risk Factor Relating to the Collateral

    The funding agreements are unsecured obligations of Allstate Life. If the funding agreements were not determined to be insurance contracts, they would be accorded the same priority in an insolvency of Allstate Life as its other general unsecured obligations.

              The primary assets of each trust will be one or more funding agreements, and payments on the notes of a series will principally depend on payments under each related funding agreement(s). In addition, each trust will grant a security interest in, pledge and assign as collateral each funding agreement it acquires with the proceeds from the offering of a series of notes together with the related collateral to the indenture trustee, on behalf of the holders of the notes of such series and other persons specified in the relevant indenture, to secure the obligations under that series of notes.

              In the event of insolvency of an Illinois insurance company, claims against the insurer's estate are prioritized pursuant to Section 5/205 of the Illinois Insurance Code. Under Section 5/205(1)(d) of the Illinois Insurance Code, claims by "policyholders, beneficiaries, and insureds, under insurance policies, annuity contracts, and funding agreements" receive payment prior to any distribution to general creditors not falling within any other priority class under the Illinois Insurance Code. The funding agreements are unsecured obligations of Allstate Life.

              In a properly prepared and presented case in a delinquency proceeding under Article XIII of the Illinois Insurance Code, 215 ILCS Section 5/187 et seq. (the "Illinois Liquidation Act"), the timely and properly filed claims of an owner under the funding agreement (with the possible exception of claims for Additional Amounts, as discussed below) would be entitled to distribution pari passu with claims made by other policyholders, beneficiaries, and insureds under other insurance policies, insurance contracts, annuities and funding agreements issued by Allstate Life, and the claims of the Illinois Life and Health Insurance Guaranty Association, and any similar organization in another state, in accordance with Section 5/205(1)(d) of the Illinois Liquidation Act, and an owner's claims under the funding agreement should not be recharacterized as other than the claims of a policyholder, beneficiary, or insured under an insurance policy, insurance contract, annuity or funding agreement.

              In the absence of controlling judicial precedents, the opinion of Lord, Bissell & Brook LLP is based on a reasoned analysis of Illinois statutes, as well as application of other states' judicial decisions involving similar or analogous circumstances, and is subject to the limitations, qualifications and assumptions set forth in its opinion letter. Investors should note that in the event of the insolvency of an insurance company, however, the judicial application of statutes governing the distribution of the insurer's general assets has typically proceeded on a case-by-case basis.

    Additional Amounts may be considered a separate payment obligation and may not be subject to the same priority as other amounts claimed under the funding agreements

              If a funding agreement so provides, Allstate Life may be required to pay Additional Amounts (as such term is defined therein) to the indenture trustee as collateral assignee of the funding agreement. Although such payments could be viewed as a claim under the funding agreements within the meaning of Section 5/205(1)(d), they may also be argued to be a separate payment obligation. Therefore, while in a proceeding before a court of competent jurisdiction, the court might find that a claim for an Additional Amount constitutes a claim under a funding agreement, it also might find that such a claim is not a claim entitled to the priority afforded by Section 5/205(1)(d). Lord, Bissell & Brook LLP has opined that if a claim for an Additional Amount does not constitute a claim entitled to the priority afforded by Section 5/205(1)(d), then in a properly prepared and presented case any claim for an Additional Amount would be entitled to the same priority as claims of general creditors of Allstate Life under Section 5/205(1)(g). Accordingly, in the event of the insolvency of Allstate Life, your claim for any payments of Additional Amounts may be subordinated to claims for other amounts under the applicable funding agreement.

    Changes in Federal tax legislation could adversely affect Allstate Life's business

              Under the Internal Revenue Code of 1986, as amended (the "Code"), United States Federal income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. Thus, taxes, if any, are payable on income attributable to a distribution under the contract for the year in which the distribution is made. This favorable tax treatment may give certain of Allstate Life's products a competitive advantage over other noninsurance products. On May 28, 2003, President Bush signed the Jobs and Growth Tax Relief Reconciliation Act of 2003, which reduces the federal income tax rates applicable to certain dividends and capital gains realized by individuals. This legislation may lessen the competitive advantage of certain of Allstate Life's products vis-a-vis other investments that generate dividend and/or capital gain income. As a result, demand for certain of Allstate Life's products that offer income tax deferral may be negatively impacted. Additionally, Congress has from time to time considered other legislation that would reduce or eliminate the benefits to policyowners of the deferral of taxation on the accretion of value within certain insurance products or otherwise affect the taxation of insurance products and insurance companies. To the extent that the Code is revised to reduce the tax deferred status of insurance products, or to reduce the taxation of competing products, all life insurance companies, including Allstate Life, could be adversely affected.

ALLSTATE LIFE GLOBAL FUNDING TRUSTS

              Each series of notes will be issued by a separate newly created trust formed by Global Funding, the administrator and the Delaware trustee pursuant to the filing of a certificate of trust and the execution of the applicable trust agreement. Global Funding will be the sole beneficial owner of each trust that is formed.

              After formation, each trust will not engage in any activity other than:

  •
  making a single issuance of notes;

  •
  immediately acquiring a funding note and immediately surrendering such funding note for cancellation pursuant to its terms in exchange for one or more funding agreement(s);

  •
  acquiring, holding and maintaining the funding agreement(s);

  •
  pledging, assigning as collateral and granting a security interest in the applicable funding agreement(s) to the indenture trustee;

  •
  making payments on the applicable series of notes; and

  •
  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

              The principal executive offices of the trusts will be located at Allstate Life Global Funding Trusts, c/o: AMACAR Pacific Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. The telephone number will be (704) 365-0569. For more information about the trusts, see "Description of Allstate Life Global Funding and the Trusts" in the accompanying prospectus.

ALLSTATE LIFE GLOBAL FUNDING

              Global Funding is a special purpose statutory trust formed under the laws of the State of Delaware, pursuant to the filing of a certificate of trust and the execution of the depositor trust agreement between the administrator and the Delaware trustee. The sole purpose of Global Funding is to facilitate the programs for the issuance of notes.

              Global Funding will not engage in any activity other than:

  •
  beneficially owning the trusts;

  •
  issuing one or more funding notes;

  •
  acquiring one or more funding agreements from Allstate Life;

  •
  pledging, assigning as collateral and granting a security interest in the applicable funding agreement(s) to the funding note indenture trustee;

  •
  assigning absolutely the funding agreement(s) to, and depositing such funding agreement(s) into, the trusts; and

  •
  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

              The principal executive offices of Global Funding are located at Allstate Life Global Funding, c/o: AMACAR Pacific Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. The telephone number is (704) 365-0569. For more information about Global Funding, see "Description of Allstate Life Global Funding and the Trusts" in the accompanying prospectus.

ALLSTATE LIFE INSURANCE COMPANY

              Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois. It conducts substantially all of its life insurance operations directly or through wholly owned United States subsidiaries. It is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company organized under the laws of the State of Illinois. All of the outstanding stock of AIC is owned by The Allstate Corporation, a publicly owned holding company incorporated under the laws of the State of Delaware.

              The Allstate Corporation, together with its subsidiaries, is the second largest personal property and casualty insurer in the United States on the basis of 2003 statutory premiums earned. Widely known through the "You're In Good Hands With Allstate®" slogan, The Allstate Corporation, through its subsidiaries, provides insurance products to approximately 17 million households and has approximately 13,600 exclusive agencies and financial specialists in the United States and Canada. For more information about Allstate Life, see "Description of Allstate Life Insurance Company" in the accompanying prospectus.

              Allstate Life's principal executive offices are located at 3100 Sanders Road, Northbrook, Illinois 60062 and its telephone number is (847) 402-5000.

DESCRIPTION OF THE NOTES

              This section provides a summary description of the material provisions of the notes. Each series of notes will be issued pursuant to a separate indenture (each, an "indenture") to be entered into between the issuing trust and J.P. Morgan Trust Company, National Association, as indenture trustee (including any successor, the "indenture trustee"). The provisions of the notes are not restated in their entirety and you should read the actual provisions set forth in the standard indenture terms filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part because those provisions, and not this description, will define your rights as an owner of an interest in the notes of a series. The terms and conditions of the notes described in this section will apply to each series of notes, except that the specific terms of a series of notes will be added in the applicable pricing supplement and each book-entry note (each, a "note certificate") representing the notes of such series. It is important for you to consider the information contained in this prospectus supplement, the accompanying prospectus, the applicable indenture, the applicable pricing supplement and the note certificates in making your investment decision.

              This section describes some technical concepts and occasionally contains defined terms. You should refer to the standard indenture terms and the form of note certificates filed as exhibits to the registration statement to which this prospectus supplement and the accompanying prospectus relate for the full description of those concepts and complete definitions of those terms.

General

    Indentures

              Each trust will issue its series of notes subject to and entitled to the benefits of a separate indenture. Each indenture will be subject to, qualified under and governed by, the Trust Indenture Act. The aggregate principal amount of notes that may be authenticated and delivered under each indenture will be unlimited. For a description of the indentures, see "Description of the Indentures" beginning on page 9 of the accompanying prospectus.

    Collateral

              Pursuant to each indenture, the issuing trust will assign each funding agreement held by it to the indenture trustee on behalf of the holders of the notes issued by such trust. Each series of notes will be secured by a first priority perfected security interest in the "collateral" for such series of notes in favor of the indenture trustee, on behalf of the holders of the notes of such series and the other persons identified in the relevant indentures which will consist of the right, title and interest of the issuing trust in and to:

  •
  the funding agreement(s) held by the issuing trust;

  •
  all proceeds of the relevant funding agreement(s); and

  •
  all books and records pertaining to the relevant funding agreement(s).

    Ranking

              The notes of a series will be the unconditional, direct, non-recourse and unsubordinated obligations of the issuing trust and will rank equally among themselves. Each series of notes will be secured by and payable solely out of the assets of the issuing trust, and holders of such series of notes will have no right against the assets of Global Funding or the assets of any other trust.

    Pricing Supplement

              The pricing supplement relating to the offering of a series of notes will describe the following terms of the notes, including:

  •
  the principal amount of the notes;

  •
  whether the notes are:

  •
  fixed rate notes,

  •
  floating rate notes, and/or

    •
    discount notes that do not bear any interest currently or bear interest at a rate that is below market rates at the time of issuance,

  •
  the price at which the notes will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

  •
  the original issue date on which the notes will be issued;

  •
  the stated maturity date;

  •
  if the notes are fixed rate notes, the rate per annum at which the notes will bear any interest and the interest payment date frequency;

  •
  if the notes are floating rate notes, relevant terms such as:

  •
  the interest rate basis or interest rate bases,

  •
  the initial interest rate,

  •
  the interest reset period or the interest reset dates,

  •
  the interest payment dates,

  •
  the index maturity,

  •
  any maximum interest rate,

  •
  the minimum interest rate,

  •
  the spread and/or spread multiplier, and

  •
  any other terms relating to the particular method of calculating the interest rate for the notes and whether and how the spread and/or spread multiplier may be changed prior to the stated maturity date;

  •
  whether the authorized representative of the beneficial owner of a beneficial interest in the notes will have the right to seek repayment upon the death of the beneficial owner as described under "—Survivor's Option" on page S-36;

  •
  whether the notes may be redeemed by the issuing trust, or repaid at the option of the holders, prior to the stated maturity date and the terms of their redemption or repayment, provided that any such redemption or repayment will be accompanied by the simultaneous redemption or repayment of the relevant funding agreement(s);

  •
  any special United States federal income tax considerations relating to the purchase, ownership and disposition of the notes; and

  •
  any other terms of the notes provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the notes will be issued.

              The pricing supplement also may add, update, supplement or clarify information in this prospectus supplement and the accompanying prospectus.

    Pricing Options

              Notes that bear interest will either be fixed rate notes or floating rate notes, or a combination of fixed rate and floating rate, as specified in the applicable pricing supplement. The trusts may also issue discount notes as specified in the applicable pricing supplement.

    Maturities

              Each series of notes will mature nine months to 30 years from its date of original issuance. Each series of notes will have the same maturity date as the related funding agreement(s). The principal or any installment of principal may mature prior to the stated maturity date if, for example, there is a declaration of acceleration of maturity, a notice of redemption at the option of the issuing trust or an election to exercise the survivor's option.

    Currency

              The notes of each series will be denominated in, and payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect of the notes will be made in, U.S. dollars.

    Form of Notes; Denominations

              The issuing trust will issue each note of a series as a book-entry note represented by one or more fully registered global securities, except as contemplated under "—Book-Entry Notes." Unless otherwise specified in the applicable pricing supplement, the minimum denominations of each note will be $1,000 and integral multiples of $1,000 in excess thereof.

    Transfers and Exchanges

              Book-entry notes may be transferred or exchanged only through DTC. See "—Book-Entry Notes." No service charge will be imposed for any such registration of transfer or exchange of notes, but the issuing trusts may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than certain exchanges not involving any transfer).

    Listing

              Unless otherwise specified in the applicable pricing supplement, a series of notes will not be listed on any securities exchange.

Payments of Principal and Interest

              The issuing trust will make payments of principal of, and premium, if any, interest on, if any, and other amounts due and owing with respect to, book-entry notes through the indenture trustee to DTC or its nominee. See "—Book-Entry Notes." Payments of principal of, and premium on, if any, interest on, if any, and other amounts due and owing with respect to, definitive notes will be made at maturity in immediately available funds upon presentation and surrender of the definitive note (and, in the case of the exercise of the survivor's option, upon submission of a properly completed election form if required) at the office or agency maintained by the issuing trust for this purpose in the Borough of Manhattan, The City of New York. The issuing trust will make payments of interest, if any, on and any other amounts due and owing with respect to, a definitive note at maturity to the person to whom the issuing trust pays the principal. The issuing trust will make any payments of interest on a definitive note on an interest payment date other than the date of maturity by check mailed to the address of the record date registered holder as it appears in the security register. Notwithstanding the foregoing, the issuing trust will make any payments of interest on an interest payment date other than the date of maturity to each record date registered holder of $10,000,000 or more in principal amount of definitive notes with the same interest payment date (whether those notes otherwise have identical or different terms and provisions) by wire transfer of immediately available funds if the registered holder has delivered appropriate wire transfer instructions in writing to the indenture trustee not less than 15 days prior to the relevant interest payment date. Any wire transfer instructions received by the indenture trustee shall remain in effect until revoked by the registered holder.

              If any interest payment date or the maturity date of a note falls on a day that is not a business day, the issuing trust will make the required payment on the next business day and no additional interest will accrue for that period. "Business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Payments of Principal and Interest

              Notes of a series may bear interest at a fixed interest rate ("fixed rate notes") or at a floating interest rate ("floating rate notes").

Fixed Rate Notes

              Each series of fixed rate notes will bear interest at a fixed rate from and including its date of issue or from and including the most recent interest payment date as to which interest has been paid or made available for payment until the principal is paid or made available for payment. The applicable pricing supplement will specify the fixed interest rate per annum applicable to each note and the frequency with which interest is payable. Interest, including interest for any partial period, will be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest, including interest to be paid at maturity, will include interest to, but excluding, the date that the interest payment is due.

              Interest on notes that bear interest at fixed rates will be payable in arrears on each interest payment date to the registered holder at the close of business on the record date except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid. Unless otherwise specified in the applicable pricing supplement, the record date will be the day that is fifteen calendar days preceding the applicable interest payment date, whether or not a business day. Unless otherwise specified in the applicable pricing supplement, the interest payment dates for fixed rate notes will be as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the date the note was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the date the note was issued.
Semiannual	Fifteenth day of every sixth month, beginning in the sixth calendar month following the date the note was issued.
Annual	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the date the note was issued.

              If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, the issuing trust will make the required payment of principal, premium, if any, and/or interest, if any, on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

              Interest rates that the issuing trust offers on the fixed rate notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered by other trusts concurrently to different investors. Other trusts may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note any other trust has previously issued or as to which any other trust has accepted an offer to purchase.

Floating Rate Notes

              Interest on each series of floating rate notes will be determined by reference to the applicable interest rate basis or interest rate bases, which may, as described below, include:

  •
  the CD Rate,

  •
  the CMT Rate,

  •
  the Commercial Paper Rate,

  •
  the Constant Maturity Swap Rate,

  •
  the Federal Funds Open Rate,

  •
  the Federal Funds Rate,

  •
  LIBOR,

  •
  the Prime Rate, or

  •
  the Treasury Rate.

              The rate derived from the applicable interest rate basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

  •
  if that day is an interest reset date, the rate determined as of the interest determination date (as defined below) immediately preceding that interest reset date; or

  •
  if that day is not an interest reset date, the rate determined as of the interest determination date immediately preceding the most recent interest reset date.

              The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the related interest rate basis or interest rate bases applicable to a series of notes that bears interest at floating rates. The "spread multiplier" is the percentage specified in the applicable pricing supplement of the related interest rate basis or interest rate bases applicable to a series of notes that bears interest at floating rates by which the interest rate basis or interest rate bases will be multiplied to determine the applicable interest rate. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or interest rate bases will be calculated.

    Regular Floating Rate Notes

              Unless a series of floating rate notes is designated as a series of Floating Rate/Fixed Rate notes, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such series of notes that bears interest at floating rates will be a series of Regular Floating Rate notes and will bear interest at the rate determined by reference to the applicable interest rate basis or interest rate bases:

  •
  multiplied by the applicable spread multiplier, if any; and/or

  •
  plus or minus the applicable spread, if any.

              Commencing on the first interest reset date, as specified in the relevant pricing supplement, the rate at which interest on a series of regular floating rate notes is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

    Floating Rate/Fixed Rate Notes

              If a series of notes that bears interest at floating rates is designated as a series of Floating Rate/Fixed Rate notes, such series of notes that bears interest at floating rates will bear interest at the rate determined by reference to the applicable interest rate basis or interest rate bases:

  •
  multiplied by the applicable spread multiplier, if any; and/or

  •
  plus or minus the applicable spread, if any.

              Commencing on the first interest reset date, the rate at which interest on a series of Floating Rate/Fixed Rate notes is payable will be reset as of each interest reset date; provided, however, that:

  •
  the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate, as specified in the relevant pricing supplement; and

  •
  the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

    Interest Reset Dates

              The applicable pricing supplement will specify the dates on which the rate of interest on a series of notes that bears interest at floating rates will be reset (each, an "interest reset date"), and the period between interest reset dates will be the "interest reset period." Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be, in the case of a series of floating rate notes which reset:

  •
  daily—each business day; weekly—the Wednesday of each week, with the exception of weekly reset series of notes that bears interest at floating rates as to which the Treasury Rate is an applicable interest rate basis, which will reset the Tuesday of each week;

  •
  monthly—the third Wednesday of each month;

  •
  quarterly—the third Wednesday of every third calendar month, beginning in the third calendar month following the month in which the note was issued;

  •
  semiannually—the third Wednesday of the two months specified in the applicable pricing supplement; and

  •
  annually—the third Wednesday of the month specified in the applicable pricing supplement; provided however, that, with respect to any series of Floating Rate/Fixed Rate notes, the rate of interest thereon will not reset after the particular fixed rate commencement date.

              If any interest reset date for any series of notes that bears interest at floating rates would otherwise be a day that is not a business day, the particular interest reset date will be postponed to the next succeeding business day, except that in the case of a series of notes that bears interest at floating rates as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular interest reset date will be the immediately preceding business day.

    Interest Determination Dates

              The interest rate applicable to a series of notes that bears interest at floating rates for an interest reset period commencing on the related interest reset date will be determined by reference to the applicable interest rate basis as of the particular "interest determination date," which will be:

  •
  with respect to the Federal Funds Open Rate—the related interest reset date;

  •
  with respect to the Federal Funds Rate and the Prime Rate—the business day immediately preceding the related interest reset date;

  •
  with respect to the CD Rate, the Commercial Paper Rate, and the CMT Rate—the second business day preceding the related interest reset date;

  •
  with respect to the Constant Maturity Swap Rate—the second U.S. Government Securities business day (as defined below) preceding the related interest reset date; provided, however, that if, after attempting to determine the Constant Maturity Swap Rate (as described below), such rate is not determinable for a particular interest determination date (the "original interest determination date"), then such interest determination date shall be the first U.S. Government Securities business day preceding the original interest determination date for which the Constant Maturity Swap Rate can be determined as described below;

  •
  with respect to LIBOR—the second London banking day preceding the related interest reset date; and

  •
  with respect to the Treasury Rate—the day of the week in which the related interest reset date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related interest reset date, the interest determination date will be the preceding Friday.

              The interest determination date pertaining to a series of floating rate notes that bears interest at the interest rate of which is determined with reference to two or more interest rate bases will be the latest business day which is at least two business days before the related interest reset date for the applicable note that bears interest at floating rates on which each interest reset basis is determinable.

    Calculation Dates

              The indenture trustee will be the "calculation agent", unless otherwise specified in the applicable pricing supplement. The interest rate applicable to each interest reset period will be determined by the calculation agent on or prior to the calculation date (as defined below), except with respect to LIBOR, which will be determined on the particular interest determination date. Upon request of the registered holder of a series of floating rate notes, the calculation agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding interest reset date with respect to the particular series of floating rate notes. The "calculation date," if applicable, pertaining to any interest determination date will be the earlier of:

  •
  the tenth calendar day after the particular interest determination date or, if such day is not a business day, the next succeeding business day; or

  •
  the business day immediately preceding the applicable interest payment date or the maturity date, as the case may be.

    Maximum and Minimum Interest Rates

              A series of notes that bears interest at floating rates may also have either or both of the following if specified in the applicable pricing supplement:

  •
  a maximum numerical limitation, or ceiling, that may accrue during any interest reset period (a "maximum interest rate"); and

  •
  a minimum numerical limitation, or floor, that may accrue during any interest reset period (a "minimum interest rate").

              In addition to any maximum interest rate that may apply to a series of notes that bears interest at floating rates, the interest rate on a series of floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

    Interest Payments

              Unless otherwise specified in the applicable pricing supplement, interest on each series of notes that bears interest at floating rates will be payable on the date(s) as set forth below (each, an "interest payment date" with respect to such series of notes that bears interest at floating rates). Unless otherwise specified in the applicable pricing supplement, the record date will be the day that is 15 calendar days preceding the applicable interest payment date, whether or not a business day. Unless otherwise specified in the applicable pricing supplement, the interest payment dates will be, in the case of a series of floating rate notes which reset:

  •
  daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of every third calendar month, beginning in the third calendar month following the month in which the note was issued, as specified in the applicable pricing supplement;

  •
  quarterly—the third Wednesday of every third calendar month, beginning in the third calendar month following the month in which the note was issued;

  •
  semiannually—the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

  •
  annually—the third Wednesday of the month of each year specified in the applicable pricing supplement.

              In addition, the maturity date will also be an interest payment date.

              If any interest payment date other than the maturity date for any series of floating rate notes would otherwise be a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, except that in the case of a series of floating rate notes as to which LIBOR is an applicable interest rate basis and that business day falls in the next succeeding calendar month, the particular interest payment date will be the immediately preceding business day. If the maturity date of a series of floating rate notes falls on a day that is not a business day, the trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

              All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent.

              With respect to each series of floating rate notes, accrued interest is calculated by multiplying the principal amount of such floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular interest reset period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a series of floating rate notes as to which the CD Rate, the Commercial Paper Rate, the Federal Funds Open Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable interest rate basis, or by the actual number of days in the year, in the case of a series of floating rate notes as to which the CMT Rate or the Treasury Rate is an applicable interest rate basis. In the case of a series of notes that bears interest at floating rates as to which the Constant Maturity Swap Rate is the interest rate basis, the interest factor will be computed by dividing the number of days in the interest period by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)). The interest factor for a series of floating rate notes as to which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only the applicable interest rate basis specified in the applicable pricing supplement applied.

              The calculation agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions:

    CD Rate

              "CD Rate" means:

            (1)   the rate on the particular interest determination date for negotiable United States dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption "CDs (secondary market)"; or

            (2)   if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular index determination date for negotiable United States dollar certificates of deposit of the particular index maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

            (3)   if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular index determination date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that index determination date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Purchasing Agent or its affiliates) selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular index maturity in an amount that is representative for a single transaction in that market at that time; or

            (4)   if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular index determination date.

              "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

              "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//www.federalreserve.gov/releases/H15/update, or any successor site or publication.

    CMT Rate

              "CMT Rate" means:

            (1)   if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

                (a)   the percentage equal to the yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7051"), for the particular index determination date; or

                (b)   if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular index maturity and for the particular index determination date as published in H.15(519) under the caption "Treasury Constant Maturities;" or

                (c)   if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular index determination date for the period of the particular index maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

                (d)   if the rate referred to in clause (c) is not so published, the rate on the particular index determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that index determination date of three leading primary United States government securities dealers in The City of New York (which may include the Purchasing Agent or its affiliates) (each, a "reference dealer") selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

                (e)   if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular index determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

                (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular index determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that index determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

                (g)   if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular index determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

                (h)   if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular index determination date.

            (2)   if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

                (a)   the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular index determination date falls; or

                (b)   if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular index maturity and for the week or month, as applicable, preceding the particular index determination date as published in H.15(519) opposite the caption "Treasury Constant Maturities;" or

                (c)   if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular index maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular index determination date falls; or

                (d)   if the rate referred to in clause (c) is not so published, the rate on the particular index determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that index determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

                (e)   if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular index determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

                (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular index determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that index determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

                (g)   if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular index determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

                (h)   if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that index determination date.

              If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

    Commercial Paper Rate

              "Commercial Paper Rate" means:

            (1)   the Money Market Yield (as defined below) on the particular index determination date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper—Nonfinancial;" or

            (2)   if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the particular index determination date for commercial paper having the particular index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper—Nonfinancial;" or

            (3)   if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular index determination date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that index determination date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Purchasing Agent or its affiliates) selected by the calculation agent for commercial paper having the particular index maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or

            (4)   if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular index determination date.

              "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 - (D × M)	x 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable interest reset period.

    Constant Maturity Swap Rate

              "Constant Maturity Swap Rate" means:

              (1)   the rate for U.S. Dollar swaps with the designated maturity specified in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 A.M., New York City time, on the particular interest determination date, or

              (2)   if the rate referred to in clause (1) does not appear on the Reuters Screen ISDAFIX1 Page by 2:00 P.M., New York City time, on such interest determination date, a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by the reference banks (as defined below) as of approximately 11:00 A.M., New York City time, on such interest determination date, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the designated maturity specified in the applicable pricing supplement commencing on the interest reset date and in a representative amount (as defined below) with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity specified in the applicable pricing supplement. The calculation agent will request the principal New York City office of each of the reference banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest); or

              (3)   if at least three quotations are not received by the calculation agent as mentioned in clause (2), the Constant Maturity Swap Rate in effect on the particular interest determination date.

              "U.S. Government Securities business day" means any day except for Saturday, Sunday, or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

              "Representative amount" means an amount that is representative for a single transaction in the relevant market at the relevant time.

              "Reference banks" mean five leading swap dealers in the New York City interbank market, selected by the calculation agent, after consultation with Allstate Life.

    Federal Funds Open Rate

              "Federal Funds Open Rate" means the rate set forth on Moneyline Telerate Page 5 for an interest reset date underneath the caption "FEDERAL FUNDS" in the row titled "OPEN". If the rate is not available for an interest reset date, the rate for that interest reset date shall be the Federal Funds Rate as determined below.

    Federal Funds Rate

              "Federal Funds Rate" means:

            (1)   the rate as of the particular interest determination date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"); or

            (2)   if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate as of the particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective);" or

            (3)   if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate as of the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the calculation agent prior to 9:00 A.M., New York City time, on the business day following that interest determination date; or

            (4)   if the brokers so selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular interest determination date.

    LIBOR

              "LIBOR" means:

            (1)   if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the related interest reset date, that appears on the LIBOR page as of 11:00 A.M., London time, on the particular index determination date; or

            (2)   if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the calculation agent, or the offered rate, if the LIBOR page by its terms provides only for a single rate, for deposits in the LIBOR currency having the particular index maturity, commencing on the related interest reset date, that appear or appears, as the case may be, on the LIBOR page as of 11:00 A.M., London time, on the particular index determination date; or

            (3)   if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular index determination date on the LIBOR page as specified in clause (1) or (2), as applicable, the rate calculated by the calculation agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Purchasing Agent) in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR currency for the period of the particular index maturity, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that index determination date and in a principal amount that is representative for a single transaction in the LIBOR currency in that market at that time; or

            (4)   if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center, on the particular index determination date by three major banks (which may include affiliates of the Purchasing Agent) in that principal financial center selected by the calculation agent for loans in the LIBOR currency to leading European banks, having the particular index maturity and in a principal amount that is representative for a single transaction in the LIBOR currency in that market at that time; or

            (5)   if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular index determination date.

              "LIBOR currency" means United States dollars.

              "LIBOR page" means either:

  •
  if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR currency; or

  •
  if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR currency.

              "London banking day" means a day on which commercial banks are open for business (including dealings in the LIBOR currency) in London.

    Prime Rate

              "Prime Rate" means:

            (1)   the rate on the particular index determination date as published in H.15(519) under the caption "Bank Prime Loan;" or

            (2)   if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular index determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan;" or

            (3)   if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular index determination date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that index determination date; or

            (4)   if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related calculation date, the rate calculated by the calculation agent as the particular index determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that index determination date by three major banks (which may include affiliates of the Purchasing Agent) in The City of New York selected by the calculation agent; or

            (5)   if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular index determination date.

              "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

    Treasury Rate

              "Treasury Rate" means:

            (1)   the rate from the auction held on the Treasury Rate index determination date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the index maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"); or

            (2)   if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High;" or

            (3)   if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

            (4)   if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular index determination date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

            (5)   if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular index determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market;" or

            (6)   if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular index determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that index determination date, of three primary United States government securities dealers (which may include the Purchasing Agent or its affiliates) selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

            (7)   if the dealers so selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular index determination date.

              "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N 360 - (D × M)	× 100

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Discount Notes

              The trusts may from time to time issue series of notes ("discount notes") that have an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. A series of discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of a series of discount notes and par is referred to as the "discount." In the event of redemption, repayment or acceleration of maturity of a series of discount notes, the amount payable to the holders of such series of discount notes will be equal to the sum of:

  •
  the issue price (increased by any accruals of discount) and, in the event of any redemption of such series of discount notes, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

  •
  any unpaid interest accrued on such series of discount notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

For purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a series of discount notes, a discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable series of discount notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable series of discount notes and an assumption that the maturity of such series of discount notes will not be accelerated. If the period from the date of issue to the first interest payment date for a series of discount notes (the "initial period") is shorter than the compounding period for such series of discount notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Code, certain series of discount notes may not be treated as having original issue discount within the meaning of the Code, and certain series of notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "United States Federal Income Tax Considerations."

Withholding Tax; No Payment of Additional Amounts

              All amounts due in respect of the notes of a series will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax on payments on the notes unless the withholding or deduction is required by law. An issuing trust will not pay any additional amounts to holders of any series of notes in the event that any withholding or deduction is so required by law, regulation or official interpretation thereof, and the imposition of a requirement to make any such withholding or deduction will not give rise to any independent right or obligation to redeem the notes of such series.

Security; Non-Recourse Obligations

              The notes of a series will solely be the obligations of the issuing trust, and will not be guaranteed by any person or entity. The obligations under each series of notes will be secured by all of the rights and title of the issuing trust in one or more funding agreements issued by Allstate Life and other rights and assets included in the applicable collateral held in the issuing trust.

              Since Allstate Life will be the sole obligor under the funding agreements, the ability of a trust to meet its obligations, and your ability to receive payments from such trust, with respect to a particular series of notes, will be principally dependent upon Allstate Life's ability to perform its obligations under each applicable funding agreement held by the issuing trust. Despite this, you will have no direct contractual rights against Allstate Life under any such funding agreement. Pursuant to the terms of each funding agreement, recourse rights to Allstate Life will belong to the issuing trust, its successors and permitted assignees. In connection with the offering and sale of a series of notes, the issuing trust will pledge, collaterally assign and grant a security interest in the collateral for such series of notes to the indenture trustee on behalf of the holders of the applicable series of notes and the other persons identified in the relevant indenture. Accordingly, recourse to Allstate Life under each such funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of holders of such series of notes and the other persons identified in the relevant indenture.

              Nonetheless, since Allstate Life is a registrant, purchasers of notes may be able to proceed directly against Allstate Life to enforce their rights under the Federal securities laws and their rights under the Federal securities laws will be no different than if they purchased the underlying funding agreements directly from Allstate Life.

Survivor's Option

              The "survivor's option" is a provision in a note pursuant to which the issuing trust agrees to repay that note in whole or in part prior to maturity, if requested, following the death of the beneficial owner of the note, so long as the note was held by the beneficial owner for a period of at least six months prior to the death of the beneficial owner. Unless otherwise specified in the applicable pricing supplement, the estate of the deceased beneficial owner of a note will be eligible to exercise the survivor's option.

              Subject to the limitations described below, upon the valid exercise of the survivor's option, the proper tender of that note for repayment and the tender and acceptance of that portion of the funding agreement(s) related to such note, the issuing trust will repay any of its notes pursuant to the survivor's option by or on behalf of a person that has the legal authority to act on behalf of the note's deceased owner. Unless otherwise specified in the applicable pricing supplement, the repurchase price will be 100% of the unpaid principal amount plus accrued interest to, but excluding, the date of repayment.

              Unless otherwise set forth in the applicable pricing supplement for your series of notes, the funding agreement(s) securing your series of notes will contain a provision which will allow the issuing trust to tender the funding agreement(s) in whole or in part to Allstate Life. An issuing trust's ability to tender the funding agreement(s) related to a series of notes that contain a survivor's option will be subject to certain limitations set by Allstate Life. As a result, your right to exercise the survivor's option is subject to limits set by Allstate Life with respect to the relevant funding agreement(s). Allstate Life has the discretionary right to limit the aggregate principal amount of:

  •
  all funding agreements securing all outstanding series of notes issued under the Allstate Life® CoreNotes® program as to which exercises of any put option by any issuing trust shall be accepted by Allstate Life in any calendar year to an amount equal to the greater of

    $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under the Allstate Life® CoreNotes® program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the applicable funding agreement(s) and set forth in the applicable pricing supplement;

  •
  the funding agreement(s) securing the notes as to which exercises of any put option by the applicable trust attributable to notes as to which the survivor's option has been exercised by the authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the applicable funding agreement(s) and set forth in the applicable pricing supplement; and

  •
  the funding agreement(s) securing a series of notes as to which exercises of any put option by the applicable trust shall be accepted in any calendar year to an amount as set forth in the applicable funding agreement(s) and the applicable pricing supplement.

              In any such event, each trust shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor's option shall be accepted by it.

              In addition, the exercise of the survivor's option will not be permitted for a principal amount less than $1,000 or if such exercise will result in a note with a principal amount of less than $1,000 to remain outstanding. All other questions, other than with respect to the right to limit the aggregate principal amount of notes subject to the survivor's option that will be accepted as to any series of notes or in any calendar year, regarding the eligibility or validity of any exercise of the survivor's option will be determined by the administrator of the issuing trust, in its sole discretion, which determination will be final and binding on all parties. The indenture trustee, upon written request by the authorized representative of the deceased beneficial owner of notes, will request the administrator to provide the status of the remaining program and series limitations for such calendar year on the exercise of any survivor's option.

              The issuing trust will accept elections to exercise the survivor's option in the order received by the administrator of the issuing trust. Notes that are not repaid in any calendar year due to the application of the limits described above will be treated as though they had been tendered on the first day of the following calendar year in the order in which they were originally tendered. Subject to the limitations described above, notes accepted for repayment will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of acceptance.

              If repayment of a note submitted for repayment pursuant to a valid exercise of the survivor's option is not accepted or is to be delayed, the administrator of the issuing trust will deliver a written notice by first-class mail to the depositary that states the reason that repayment of that particular note has not been accepted or will be delayed.

              A valid exercise of the survivor's option may not be withdrawn.

              To exercise the survivor's option with respect to a book-entry note, the deceased owner's authorized person must provide the following items to the DTC "participant" through which the relevant beneficial interest is owned (for a discussion of DTC and its participants, see "—About the Depositary"):

  •
  a written instruction to the participant to notify DTC of the authorized person's desire to obtain a payment pursuant to the exercise of the survivor's option;

  •
  appropriate evidence (a) that the person has authority to act on behalf of the deceased owner, (b) of the death of the beneficial owner, (c) that the deceased was the beneficial owner of the notes at the time of death and (d) that the beneficial owner acquired the interest in the note at least six months prior to the date of death of such beneficial owner;

  •
  if the beneficial interest in the relevant note is held by a nominee of the deceased owner, a certificate from the nominee attesting to the deceased owner's ownership of a beneficial interest in that note;

  •
  a written request for repayment signed by the authorized person for the deceased owner with signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

  •
  if applicable, a properly executed assignment or endorsement;

  •
  tax waivers and any other instruments or documents reasonably required to establish the validity of the ownership of the beneficial interest in the related note and the claimant's entitlement to payment; and

  •
  any additional information reasonably required to document the ownership or authority to exercise the survivor's option and to cause the repayment of the related note.

              In turn, on the basis of this information, the participant will be required to deliver to the indenture trustee a properly completed repayment election form to exercise the survivor's option, together with evidence satisfactory to the indenture trustee from the participant stating that it represents the deceased owner of the beneficial interest in the relevant note. The indenture trustee will then deliver these items to the administrator of the issuing trust and will provide the administrator of the issuing trust with any additional information (after receipt from the participant) the administrator may request in connection with such exercise.

              Apart from Allstate Life's discretionary right to limit the principal amount of funding agreements securing notes as to which exercises of any put option by the issuing trusts attributable to notes to which the survivor's option may be exercised in any calendar year as described above, the administrator will determine all other questions regarding the eligibility or validity of any exercise of the survivor's option. The administrator's determination will be final and binding on all parties.

              The death of a person owning a note in joint tenancy or tenancy by the entirety with another or others will be treated as the death of the owner of that note, and the entire principal amount so owned will be eligible for repayment.

              The death of a person owning a note by tenancy in common will be treated as the death of the owner of that note only with respect to the deceased owner's interest in the note held by tenancy in common. However, if a note is held by husband and wife as tenants in common, the death of either spouse will be treated as the death of the owner of the note and the entire principal amount so owned will be eligible for repayment.

              The death of a person who was a lifetime beneficiary of a trust that owns a note will be treated as the death of the owner of the note to the extent of that person's interest in the trust. The death of a person who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust that owns a note will be treated as the death of the owner of the note. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust that owns a note will be treated as the death of the owner of the note only with respect to the deceased person's beneficial interest in the note, unless a husband and wife are the tenants in common, in which case the death of either will be treated as the death of the owner of the note.

              The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note will be treated as the death of the owner of the note if the beneficial interest can be established to the administrator's satisfaction. This will be done in typical cases of nominee ownership, such as ownership under the Uniform Transfers of Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and lifetime custodial and trust arrangements.

              The applicable participant will be responsible for disbursing payments received from the indenture trustee to the authorized person for the deceased owner.

              Annex A to this prospectus supplement is the repayment election form for use by DTC participants in exercising the survivor's option. Copies of this form may be obtained from the administrator at AMACAR Pacific Corp., 6525 Morrison Blvd., Suite 318, Charlotte, NC 28211 (telephone (704) 365-0569, facsimile (704) 365-1632).

Redemption, Repayment and Repurchase of Notes

              Unless otherwise specified in the applicable pricing supplement, the notes of a series will not be redeemable, except at the applicable maturity date, when all notes of such series will be redeemed.

    Optional Redemption by the Issuer; No Sinking Fund

              If an initial redemption date is specified in the applicable pricing supplement and provided for in the applicable funding agreement(s), the issuing trust may redeem the particular series of notes prior to its stated maturity date at its option on any date on or after that initial redemption date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest accrued thereon to the date of redemption. "Redemption price," with respect to a series of notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a series of notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed. For a discussion of the redemption of discount notes, see "—Discount Notes."

              No series of notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise indicated in the applicable pricing supplement.

              The applicable pricing supplement may provide that the notes of a series may be redeemed by the issuing trust and the terms of such redemption. If so specified, the issuing trust will give a notice of redemption to each holder of the notes to be redeemed not less than 30 days nor more than 60 days prior to the date fixed for redemption.

              If the notes of a series may be redeemed by the issuing trust when more than 20% of the principal of such notes is outstanding, the notes will be designated as "callable" notes in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, such series of notes will otherwise be subject to the redemption provisions described above.

    Repayment at Option of Holder

              Except for the survivor's option, the notes of a series will not provide any holder with the option to have the issuing trust repay the note on a date or dates specified prior to its maturity date. If the applicable pricing supplement specifies that a particular series of notes will have a survivor's option, the relevant funding agreement will provide for such pre-payment of amounts due under the notes.

    Repurchase of Notes

              Each trust may purchase some or all notes of a series issued by such trust in the open market or otherwise at any time, and from time to time, with the prior written consent of Allstate Life as to both the making of such purchase and the purchase price to be paid for such notes. If Allstate Life, in its sole discretion, consents to such purchase of notes by the issuing trust, then such trust, the indenture trustee and Allstate Life will be obligated to take such actions as may be necessary or desirable to effect the prepayment of such portion, or the entirety, of the current Principal Amount (as defined in the applicable funding agreement) under each applicable funding agreement as may be necessary to provide for the payment of the purchase price for such notes. Upon such payment, the Principal Amount under each funding agreement shall be reduced by an amount equal to the aggregate principal amount of the notes as purchased (or the portion thereof applicable to such funding agreement).

Other/Additional Provisions; Addendum

              Any provisions with respect to the notes of a series, including the specification and determination of one or more interest rate bases, the calculation of the interest rate applicable to a series of notes that bears interest at floating rates, the interest payment dates, the stated maturity date, any redemption or repayment provisions or any other term relating to the applicable series of notes, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an addendum relating thereto, if so specified on the face thereof and, in each case, described in the applicable pricing supplement.

Book-Entry Notes

              Each trust will establish a depositary arrangement with the DTC with respect to the book-entry notes, the terms of which are summarized below.

              All book-entry notes having the same terms will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. No global security may be transferred or exchanged except by DTC or a nominee of DTC to DTC or to another nominee of DTC, or by DTC or another nominee of DTC to a successor of DTC or a nominee of a successor to DTC. So long as DTC or its nominee is the registered holder of a global security, DTC or its nominee will be the sole owner of the related book-entry notes for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the book-entry notes will not be entitled to receive definitive notes and will not be considered the registered holders of the book-entry notes for any purpose under the indenture and no global security representing book-entry notes will be exchangeable or transferable. As a result, to exercise any rights of a registered holder under the indenture a beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or participants through which the beneficial owner owns its interest. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may limit the ability to transfer beneficial interests in book-entry notes.

              Each global security representing book-entry notes will be exchangeable for definitive notes only if:

  •
  subject to the procedures of DTC, the issuing trust notifies the indenture trustee that the issuing trust wishes in its sole discretion to exchange the global security for definitive notes;

  •
  an event of default on the notes of that series has occurred and not been cured; or

  •
  DTC notifies the issuing trust that it is unwilling or unable to continue as a clearing system for the global securities, or it ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor clearing system is not appointed by the issuing trust within 60 days after receiving the notice from DTC or becoming aware that DTC is no longer registered.

              If any of these events occurs, the issuing trust will print and deliver definitive notes. Definitive notes issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the indenture trustee by the participants identified by DTC.

About the Depositary

              The following is based on information furnished by DTC:

              DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities in the name of Cede & Co. (DTC's nominee) or another name requested by DTC. One fully registered global security will be issued for each issue of book-entry notes in the aggregate principal amount of that issue and will be deposited with, or on behalf of, DTC. If the aggregate principal amount of any issue exceeds DTC's limit for a single global security, then the global securities will be issued in the form of one or more global securities having a principal amount equal to DTC's limit and an additional global security representing any remaining principal amount.

              DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with it. DTC also facilitates the settlement among direct participants of transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in direct participants' accounts. This eliminates the need for physical movement of securities certificates. DTC's direct participants include securities brokers and dealers (including the Purchasing Agent), banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and NASD. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

              Under DTC's system, purchases of book-entry notes must be made by or through direct participants, which will receive a credit for the book-entry notes on DTC's records. The ownership interest of the actual purchaser is in turn recorded on the records of the direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transaction. Transfers of ownership interests in book-entry notes are accomplished by entries made on the books of the direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive definitive notes unless use of the book-entry system is discontinued as described above.

              To facilitate subsequent transfers, all global securities representing the book-entry notes deposited with, or on behalf of, DTC will be registered in the name of DTC's nominee, Cede & Co., or any other name that DTC requests. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry notes; DTC's records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. DTC's participants are responsible for keeping account of their holdings on behalf of their customers.

              Conveyance of notices and other communications from DTC to direct participants, from direct participants to indirect participants and from direct participants and indirect participants to beneficial owners are governed by arrangements among them and are subject to statutory and regulatory requirements.

              Neither DTC nor Cede & Co. will consent or vote with respect to global securities. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after a record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the record date (identified in a listing attached to the omnibus proxy).

              The issuing trust will make payments on the global securities in immediately available funds to Cede & Co. or any other nominee named by DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners are governed by standing instructions and customary practices and are subject to statutory and regulatory requirements. The issuing trust and the trustee are responsible only for making payments to DTC, DTC is responsible for disbursing those payments to its direct participants and the direct participants (and any indirect participants) are solely responsible for disbursing those payments to the beneficial owners.

              Any redemption notices will be sent to Cede & Co. If less than all of the book-entry notes having the same terms are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant in those notes to be redeemed.

              A beneficial owner must give notice of any election to have its book-entry notes repaid through its participant to the trustee. Delivery of the book-entry notes will be effected by causing the relevant direct participant to transfer the relevant part of its interest in the global securities to the trustee on DTC's records.

              DTC may discontinue providing its services as securities depository with respect to a series of notes at any time by giving reasonable notice to the issuing trust or the indenture trustee. If the issuing trust does not obtain a successor securities depository, it will print and deliver definitive notes of such series.

              The issuing trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). If the issuing trust does so, it will print and deliver definitive notes.

DESCRIPTION OF THE FUNDING AGREEMENTS

              Each trust will use the net proceeds from the issuance of its series of notes to the public to purchase from Global Funding one or more funding agreements issued by Allstate Life. The funding agreement(s) will have a principal amount equal to the principal amount of the related series of notes. The funding agreement(s) will otherwise have payment and other terms substantially similar to the related series of notes. The funding agreement(s) may be interest bearing or non-interest bearing and, if interest bearing, may bear interest at fixed or floating rates. The calculation of the interest rate, the due dates for payments and other payment terms on the funding agreement will be determined in the manner substantially similar to that described above under "Description of the Notes." An amount equal to the principal amount of the funding agreement plus accrued but unpaid interest, if any, and accrued discount, if any (in the case of a discount funding agreement) will be payable on its maturity date, as specified in the applicable pricing supplement.

              The funding agreement(s) will have a principal amount equal to the principal amount of the related series of notes. The funding agreement(s) will otherwise have payment and other terms substantially similar to the related series of notes. For a more detailed discussion of the funding agreements, see "Description of the Funding Agreement" in the accompanying prospectus.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

              This section provides a discussion of the material United States Federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. This summary deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, partnerships, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than initial purchasers of notes (except where otherwise specifically noted). Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction. This summary does not consider the United States Federal income tax consequences of the purchase, ownership or disposition of a note by a partnership. If a partnership holds a note, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding a note, and partners in a partnership holding a note, should consult their tax advisors.

              As used herein, the term "U.S. Holder" means a beneficial owner of a note that is for United States Federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to United States Federal income tax regardless of its source; or

  •
  subject to applicable transition rules, a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

              As used in this section, the term "non-U.S. Holder" means a beneficial owner of a note that is an individual, a corporation, an estate or trust that is not a U.S. Holder.

Classification of the Issuer and Notes

              In the opinion of LeBoeuf, Lamb, Greene & MacRae LLP, special tax counsel to Global Funding, under current law and based on certain facts and assumptions contained in such opinion:

  •
  Global Funding and each trust will be ignored for United States Federal income tax purposes and will not be treated as an association or a publicly traded partnership taxable as a corporation; and

  •
  the notes will be classified as indebtedness of Allstate Life for United States Federal income tax purposes.

              Allstate Life, Global Funding and each trust agree, and each holder and beneficial owner of notes by purchasing the notes agrees, for all United States Federal, state and local income and franchise tax purposes (i) to treat the notes as indebtedness of Allstate Life, (ii) Global Funding and each trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation and (iii) to not take any action inconsistent with the treatment described in (i)

and (ii) unless otherwise required by law. The remainder of this discussion assumes the notes are properly treated as indebtedness of Allstate Life for all United States Federal income tax purposes.

              An opinion of tax counsel is not binding on the Internal Revenue Service (the "IRS") or the courts, and no ruling on any of the consequences or issues discussed below will be sought from the IRS. The IRS might assert that each trust should be treated as a separate grantor trust for United States Federal income tax purposes, in which case the holders of beneficial interests in the notes related to such trust would be treated as owning a pro rata undivided interest in the assets of such trust. In such a case, the tax consequences to beneficial owners of the notes would not be materially different than those described herein. Persons considering the purchase of notes should consult their own tax advisors about the United States Federal income tax consequences of an investment in the notes and the application of United States Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

U.S. Holders

    Payments of Interest

              Except as described below, payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

    Discount Notes

              The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount ("discount notes").

              For United States Federal income tax purposes, original issue discount ("OID") is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such note). The issue price of each note in an issue of notes equals the first price at which a substantial amount of such notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any "true" discount on such note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then some or all of the stated interest on the note would be treated as OID rather than qualified stated interest.

              Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a discount note must include OID in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of OID included in income by the initial U.S. Holder of a discount note is the sum of the daily portions of

OID with respect to such discount note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such discount note. The "daily portion" of OID on any discount note is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the discount note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to each accrual period is generally equal to the difference between:

  •
  the product of the discount note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period); and

  •
  the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a discount note at the beginning of any accrual period is the sum of the issue price of the discount note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the discount note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

              A U.S. Holder who purchases a discount note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the discount note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the discount note at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in its gross income with respect to such discount note for any taxable year (or portion thereof in which the U.S. Holder holds the discount note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

    Floating Rate Notes

              Floating rate notes are subject to special rules whereby a floating rate note will qualify as a "variable rate debt instrument" if:

  •
  its issue price does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount;

  •
  it provides for stated interest, paid or compounded at least annually, at current values of, one or more qualified floating rates, a single fixed rate and one or more qualified floating rate or a single objective rate; and

  •
  it does not provide for any principal payments which are contingent.

              A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the floating rate note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the floating rate note's issue date) will be treated as a single qualified floating rate.

Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such cap or floor is fixed throughout the term of the note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of Allstate Life (or a related party) or that is unique to the circumstances of Allstate Life (or a related party), such as dividends, profits, or the value of Allstate Life's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of Allstate Life). In addition, if a floating rate note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the floating rate note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

              If a floating rate note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" and if the interest on such note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the note will constitute qualified stated interest and will be taxed accordingly. Thus, a floating rate note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" will generally not be treated as having been issued with OID unless the floating rate note is issued at a "true" discount (i.e., at a price below the note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period on such a floating rate note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to:

  •
  in the case of a qualified floating rate, the value, as of the issue date, of the qualified floating rate; or

  •
  in the case of an objective rate, a fixed rate that reflects the yield that is reasonably expected for the floating rate note. The qualified stated interest allocable to an accrual period is the amount of interest actually paid during such accrual period.

              In general, any other floating rate note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the floating rate note. A floating rate note is converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate provided for under the terms of the floating rate note with a fixed rate equal to the value of the qualified floating rate as of the floating rate note's issue date. Any objective rate provided for under the terms of the floating rate note is converted into a fixed rate that reflects the yield that is reasonably expected for the floating rate note. In the case of a floating rate note that qualifies as a "variable rate debt instrument" and provides for stated interest at a single fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate. Under such circumstances, the qualified floating rate that replaces the fixed rate must be such that the fair market value of the floating rate note as of the floating rate note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the floating rate note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

              Once the floating rate note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general OID rules to the "equivalent" fixed rate debt instrument. A U.S. Holder of the floating rate note will account for such OID and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the floating rate note during the accrual period.

              If the floating rate note does not qualify as a "variable rate debt instrument" then the floating rate note would be treated as a contingent payment debt instrument. A U.S. Holder of a contingent payment debt instrument is generally required to include future contingent and noncontingent interest payments in income under the constant yield method as such interest accrues based on Allstate Life's determination of the "comparable yield" and the establishment of a "projected payment schedule" that must produce the comparable yield. The comparable yield is the yield at which Allstate Life would issue a fixed rated debt instrument with similar terms and conditions. The projected payment schedule consists of all stated principal payments and a projected amount and time for each contingent interest payment. If the actual amount of any contingent payment, once determined, differs from the projected amounts, appropriate adjustments are to be made to the amounts required to be included in gross income by the U.S. Holder. The yield, timing and amounts set forth in the projected payment schedule are for purposes of computing the OID only and are not assurances by the trusts with respect to any aspect of the notes. Because U.S. Holders will generally be bound by Allstate Life's determination of the comparable yield and by the projected payment schedule for United States Federal income tax purposes, a U.S. Holder's income inclusions may be accelerated relative to the time payments under the notes are in fact made. The IRS has authority to disregard a projected payment schedule it determines to be unreasonable. Any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as interest income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The United States Federal income tax treatment of floating rate notes that are treated as contingent payment debt instruments will be more fully described in the applicable pricing supplement. Purchasers of contingent payment debt instruments should carefully examine the applicable pricing supplement and should consult their own tax advisor with respect to such notes.

              Certain of the notes:

  •
  may be redeemable at the option of the issuing trust prior to their stated maturity (a "call option"); and/or

  •
  may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above.

              Investors intending to purchase notes with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased notes.

              U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to OID, subject to certain limitations and exceptions.

    Short-Term Notes

              Notes that have a fixed maturity of one year or less ("short-term notes") will be treated as having been issued with OID. In general, an individual or other cash method U.S. Holder is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the short-term note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue OID on a short-term note on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

    Market Discount

              If a U.S. Holder purchases a note, other than a discount note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a discount note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such note at a "market discount," unless such market discount is less than a specified de minimis amount.

              Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a discount note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

  •
  the amount of such payment or realized gain; and

  •
  the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition.

              Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

              A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction of such holder's "net direct interest expense" is only allowed to the extent the interest expense exceeds an allocable portion of market discount. Net direct interest expense is the excess of interest paid or accrued to purchase or carry the market discount note over the interest (including OID) includible in the purchaser's gross income. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note, the receipt of certain cash payments and the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

    Premium

              If a U.S. Holder purchases a note for an amount that is greater than its stated redemption price at maturity, such U.S. Holder will generally be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in gross income in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt instruments held or acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

    Disposition of a Note

              Upon the sale, exchange, redemption, retirement or other disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other disposition (other than amounts representing accrued and unpaid interest, which will constitute ordinary income) and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal such U.S. Holder's initial investment in the note increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amounts of any payments, other than qualified stated interest payments, received and the amortizable bond premium taken into account with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the note were held for more than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

              If a U.S. Holder disposes of only a portion of a note pursuant to a partial redemption or partial repayment (e.g., pursuant to the survivor's option, if applicable), such disposition will be treated as a redemption or repayment of a portion of a debt instrument. The resulting gain or loss would be calculated by assuming that the original note being tendered consists of two instruments, one that is retired (or repaid), and one that remains outstanding. The adjusted issue price, the U.S. Holder's adjusted basis, and the accrued but unpaid OID of the original note, if any, determined immediately before the disposition, would be allocated between these two instruments based on the portion of the instrument that is treated as retired by the redemption or repayment.

Non-U.S. Holders

              Payments of interest (including OID, if any) on a note received by a non-U.S. Holder that does not hold its notes in connection with the conduct of a trade or business in the United States, will generally not be subject to United States Federal withholding tax pursuant to the "Portfolio Interest Exemption" unless:

  •
  the non-U.S. Holder is a direct or indirect 10% or greater shareholder of Allstate Life;

  •
  the non-U.S. Holder is a controlled foreign corporation related to Allstate Life;

  •
  the non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the Code; or

  •
  interest on the note is contingent interest described in section 871(h)(4) of the Code.

              To qualify for the Portfolio Interest Exemption from United States Federal withholding tax, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "withholding agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that:

  •
  is signed by the beneficial owner of the note under penalties of perjury;

  •
  certifies that such owner is not a U.S. Holder; and

  •
  provides the name and address of the beneficial owner.

              The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in such a case, the signed statement generally must be accompanied by a copy of the IRS Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution.

              If a non-U.S. Holder cannot satisfy the requirements for eligibility for the Portfolio Interest Exemption, interest earned by such non-U.S. Holder will be subject to United States Federal withholding tax at a 30% rate unless the non-U.S. Holder provides the withholding agent with a properly executed:

  •
  IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a United States income tax treaty; or

  •
  IRS Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the non-U.S. Holder's conduct of a trade or business in the United States.

              Notwithstanding the provision of IRS Form W-8ECI, a non-U.S. Holder that holds its notes in connection with its conduct of a trade or business in the United States will be taxed on its notes in the same manner as a U.S. Holder, and, if such non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments.

              Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon the sale, exchange, redemption, retirement or other disposition of a note, provided:

  •
  the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder; and

  •
  the non-U.S. Holder is not an individual who is present in the United States for 183 days or more during the taxable year.

              Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

              The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of Allstate Life or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States. If any portion of the interest payable on the notes at the time of the individual's death was contingent interest, then an appropriate portion of the value of the notes would be includible in the estate of a non-U.S. Holder.

Backup Withholding and Information Reporting

              Backup withholding of United States Federal income tax at the applicable backup withholding rate may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

              In addition, upon the sale of a note to (or through) a broker, the broker must withhold at the applicable backup withholding rate of the entire purchase price, unless either the broker determines that the seller is a corporation or other exempt recipient or the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either the broker determines that the seller is an exempt recipient or the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

              Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

              The notes of a series will be offered to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Purchasing Agent, pursuant to a terms agreement among Global Funding, the issuing trust and the Purchasing Agent (each, a "terms agreement") and the distribution agreement between Global Funding and the Agents named therein, dated as of August 16, 2005 (the "distribution agreement"). Each terms agreement will incorporate by reference the terms of the distribution agreement. The Purchasing Agent may purchase notes, as principal, from a trust for resale to investors at a fixed offering price or at varying prices relating to prevailing market prices at the time of resale as determined by the Purchasing Agent. The issuing trust may agree with the Purchasing Agent that the Purchasing Agent will utilize its reasonable efforts on an agency basis on its behalf to solicit offers to purchase notes of the applicable series at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, each trust will pay a commission to the Purchasing Agent, ranging from .125% to 2.50% of the principal amount of each applicable note, depending upon its stated maturity, for each note purchased from the issuing trust by the Purchasing Agent as its agent. The notes may be sold in the United States to retail, institutional and other investors.

              Subject to the terms of the applicable terms agreement and the distribution agreement, concurrently with any offering of a series of notes by a trust as described in this prospectus supplement, the issuing trust and the other trusts may issue other notes under this program or the related secured medium term note program.

              Unless otherwise specified in the applicable pricing supplement, any note sold to the Purchasing Agent as principal will be purchased by the Purchasing Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. The Purchasing Agent may sell notes it has purchased from a trust as principal to other NASD dealers in good standing at a concession. Unless otherwise specified in the applicable pricing supplement, the concession allowed to any dealer will not, during the distribution of the notes of a series, be in excess of the concession the Purchasing Agent will receive from the issuing trust. After the initial offering of notes of a series, the offering price, the concession and any reallowance may be changed.

              The offer made hereby may be modified without notice, and each trust may reject offers in whole or in part (whether placed directly by an issuing trust or through the Purchasing Agent). The Purchasing Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it on an agency basis.

              Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your notes in immediately available funds in United States dollars in The City of New York on the date of settlement.

              Upon issuance, the notes of a series will not have an established trading market. There can be no assurance that a trading marked for your notes will ever develop or be maintained if developed. Unless otherwise specified in the applicable pricing supplement, a series of notes will not be listed on any securities exchange. The Purchasing Agent may from time to time purchase and sell notes in the secondary market, but the Purchasing Agent is not obligated to do so. There can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Purchasing Agent may make a market in the notes, but the Purchasing Agent is not obligated to do so and may discontinue any market-making activity at any time.

              In connection with an offering of notes purchased by the Purchasing Agent as principal on a fixed offering price basis, the Purchasing Agent will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the Purchasing Agent creates a short position in notes (i.e., if it sells notes in an amount exceeding the amount specified in the applicable pricing supplement), they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.

              Neither Global Funding and the trusts nor the Purchasing Agent make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither Global Funding and the trusts nor the Purchasing Agent make any representation that the Purchasing Agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

              The Purchasing Agent will be an "underwriter," with respect to the notes being distributed by it and the funding agreements being purchased by the issuing trust, and any discounts or commissions received by it on the sale or resale of notes may be deemed to be underwriting discounts and commissions under the Securities Act. The Purchasing Agent may be entitled under agreements entered into with a trust, Global Funding and Allstate Life to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the Purchasing Agent may be required to make in respect of such liabilities.

              Global Funding is a statutory issuer of the notes and the funding notes under the Securities Act, and Allstate Life is a statutory issuer of the funding agreements under the Securities Act.

              In the ordinary course of its business, the Purchasing Agent and its affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with Allstate Life and certain of its affiliates.

              Broker-dealers and securities firms have executed dealer agreements with the Purchasing Agent and have agreed to market and sell the notes in accordance with the terms of those agreements and applicable laws and regulations.

              The issuing trusts may sell other securities referred to in the accompanying prospectus, and the amount of notes offered by this prospectus supplement may be reduced as a result of those sales.

ANNEX A

REPAYMENT ELECTION FORM

Allstate Life Global Funding

Allstate Life® CoreNotes®

Cusip Number

To: [Name of trust]

              The undersigned financial institution (the "Financial Institution") represents the following:

  •
  The Financial Institution has received a request for repayment from the executor or other authorized representative (the "Authorized Representative") of the deceased beneficial owner listed below (the "Deceased Beneficial Owner") of Allstate Life® CoreNotes® (CUSIP No.) (the "Notes").

  •
  At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below.

  •
  The Deceased Beneficial Owner acquired the Notes at least six (6) months before the date of death of such Deceased Beneficial Owner.

  •
  The Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the "Depositary"). The Financial Institution agrees to the following terms:

  •
  The Financial Institution shall follow the instructions (the "Instructions") accompanying this Repayment Election Form (this "Form").

  •
  The Financial Institution shall make all records specified in the Instructions supporting the above representations available to J.P. Morgan Trust Company, National Association (the "Trustee") or [Name of trust] (the "Trust") for inspection and review within five Business Days of the Trustee's or the Trust's request.

  •
  If the Financial Institution, the Trustee or the Trust, in any such party's reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee or Trust may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Trustee immediately.

  •
  Repayment elections may not be withdrawn.

  •
  The Financial Institution agrees to indemnify and hold harmless the Trustee and the Trust against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.

  •
  The Notes will be repaid on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of repayment shall be the next succeeding business day.

  •
  Subject to the Trust's rights to limit the aggregate principal amount of Notes as to which exercises of the survivor's option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the survivor's option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

REPAYMENT ELECTION FORM

(1)
Name of Deceased Beneficial Owner

(2)
Date of Death

(3)
Name of Authorized Representative Requesting Repayment

(4)
Name of Financial Institution Requesting Repayment

(5)
Signature of Authorized Representative of Financial Institution Requesting Repayment

(6)
Principal Amount of Requested Repayment

(7)
Date of Election

(8)
Financial Institution Representative Name:
Phone Number:
Fax Number:
Mailing Address (no P.O. Boxes):

(9)
Wire instructions for payment:
Bank Name:
ABA Number:
Account Name:
Account Number:
Reference (optional):

TO BE COMPLETED BY THE TRUSTEE:

(A)  Election Number*:

(B)  Delivery and Payment Date:

(C)  Principal Amount:

(D)  Accrued Interest:

(E)  Date of Receipt of Form by the Trustee:

(F)   Date of Acknowledgment by the Trustee:

*
To be assigned by the Trustee upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated in item (8) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND EXERCISING REPAYMENT OPTION

              Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1.
Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment, (4) satisfactory evidence that the Notes being submitted for repayment was acquired by the Deceased Beneficial Owner at least six (6) months before the date of the death of such Deceased Beneficial Owner, and (5) any necessary tax waivers. For purposes of determining whether the Notes will be deemed beneficially owned by an individual at any given time, the following rules shall apply:

•
If a Note (or a portion thereof) is beneficially owned by tenants by the entirety or joint tenants, the Note (or relevant portion thereof) will be regarded as beneficially owned by a single owner. Accordingly, the death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner and the entire principal amount so owned will become eligible for repayment.

•
The death of a person beneficially owning a Note (or a portion thereof) by tenancy in common will be deemed the death of the beneficial owner only with respect to the deceased owner's interest in the Note (or relevant portion thereof) so owned, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficial owner and the entire principal amount so owned will be eligible for repayment.

•
A Note (or a portion thereof) beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes (or relevant portion thereof) beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

  •
  The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note (or a portion thereof) will be deemed the death of the beneficial owner of that Note (or relevant portion thereof), regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, custodial arrangements, ownership by a trustee, ownership under the Uniform Transfers of Gifts to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

2.
Indicate the name of the Deceased Beneficial Owner on line (1).

3.
Indicate the date of death of the Deceased Beneficial Owner on line (2).

4.
Indicate the name of the Authorized Representative requesting repayment on line (3).

5.
Indicate the name of the Financial Institution requesting repayment on line (4).

6.
Affix the authorized signature of the Financial Institution's representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.
Indicate the principal amount of Notes to be repaid on line (6).

8.
Indicate the date this Form was completed on line (7).

9.
Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent in item (8).

10.
Indicate the wire instruction for payment on line (9).

11.
Leave lines (A), (B), (C), (D), (E) and (F) blank.

12.
Mail or otherwise deliver an original copy of the completed Form to:

          J.P. Morgan Trust Company, National Association
          2001 Bryan Street, 9th Floor
          Dallas, TX 75201
          Attention: Institutional Trust Services

              FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.

13.
If the acknowledgement of the Trustee's receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact the Trustee at J.P. Morgan Trust Company, National Association, 227 W. Monroe Street, Suite 2600, Chicago, IL 60606.

              For assistance with this Form or any questions relating thereto, please contact the Trustee at J.P. Morgan Trust Company, National Association, 227 W. Monroe Street, Suite 2600, Chicago, IL 60606.

P R O S P E C T U S

$3,000,000,000

Allstate Life Global Funding
Depositor

Secured Medium Term Notes
Allstate Life® CoreNotes®
Issued Through
Allstate Life Global Funding Trusts

                Allstate Life Global Funding (the "depositor" or "Global Funding") is a statutory trust formed under the laws of the State of Delaware. Its sole purpose is to facilitate the programs for the issuance of one or more series of secured medium term notes, which are referred to in this prospectus as "notes." Each series of notes will be issued by a separate newly created Delaware statutory trust (each, a "trust"). Global Funding will be the sole beneficial owner of each trust that is formed. The notes may have an aggregate principal amount of up to $3,000,000,000 or the equivalent amount in one or more foreign or composite currencies.

                In connection with the issuance of a series of notes, the issuing trust will acquire one or more funding agreements issued by Allstate Life Insurance Company ("Allstate Life"). The notes of a series will be secured by the right, title and interest of the issuing trust in and to (1) the funding agreement(s) held by that trust, (2) all proceeds of such funding agreement(s) and (3) all books and records pertaining to such funding agreement(s).

                The notes of a series will be the unconditional, direct, non-recourse, secured and unsubordinated obligations of the issuing trust and will rank equally among themselves. Each series of notes will be secured by and payable solely out of the assets of the issuing trust, and holders of such series of notes will have no rights against the assets of Global Funding or the assets of any other trust.

                The notes of a series may be listed on a securities exchange. The notes may be sold to institutional, retail, United States, foreign and other investors.

                Neither the Securities and Exchange Commission, any state securities commission nor any state insurance commission has approved or disapproved of these securities or determined if this prospectus, any prospectus supplement or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                The trusts may sell the secured medium term notes referred to herein to one or more of the agents referred to below (collectively, the "Agents") as principals for resale at varying or fixed offering prices or through the applicable Agent(s) as agents using their reasonable efforts on behalf of each issuing trust. The trusts may also sell secured medium term notes directly to investors without the assistance of any Agent. Unless otherwise specified in the applicable pricing supplement, any secured medium term note sold to an Agent as principal will be purchased by that Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. Unless otherwise specified in the applicable pricing supplement, each trust will pay a commission to an Agent, ranging from .150% to .875% of the principal amount of each secured medium term note, depending upon its stated maturity, sold through that Agent as its agent.

                Each trust may sell its Allstate Life® CoreNotes® to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Purchasing Agent") as principal for resale at a fixed offering price specified in the applicable pricing supplement or at varying prices. Each trust may also explicitly agree with the Purchasing Agent that it will use its reasonable efforts as agent on behalf of the issuing trust to solicit offers to purchase Allstate Life® CoreNotes® of the applicable series from that trust at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, any Allstate Life® CoreNote® sold to the Purchasing Agent as principal will be purchased by the Purchasing Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a note of identical maturity. Unless otherwise specified in the applicable pricing supplement, each trust will pay a commission to the Purchasing Agent, ranging from ..125% to 2.50% of the principal amount of each applicable Allstate Life® CoreNotes®, depending upon its stated maturity, for each Allstate Life® CoreNotes® purchased from the issuing trust by the Purchasing Agent as its agent.

The date of this prospectus is August 16, 2005.

"Allstate Life®" is a registered service mark of Allstate Insurance Company.

"CoreNotes®" is a registered service mark of Merrill Lynch & Co., Inc.

FORWARD-LOOKING STATEMENTS

Allstate Life

              This prospectus, the applicable accompanying prospectus supplement and each applicable pricing supplement may include forward-looking statements of Allstate Life. These forward-looking statements are not statements of historical fact but rather reflect Allstate Life's current expectations, estimates and predictions about future results and events. These statements may use words such as "will," "should," "likely," "target," "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to Allstate Life or its management. When Allstate Life makes forward-looking statements, Allstate Life is basing them on its management's beliefs and assumptions, using information currently available to Allstate Life. These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this prospectus supplement, the accompanying prospectus and in each applicable pricing supplement. Factors that can cause or contribute to these differences include those described under the heading "Risk Factors" in this prospectus supplement. Allstate Life undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, developments or otherwise.

              If one or more of these or other risks or uncertainties materialize, or if Allstate Life's underlying assumptions prove to be incorrect, actual results may vary materially from what Allstate Life projected. Any forward-looking statements of Allstate Life you read in this prospectus, the applicable accompanying prospectus supplement or the applicable pricing supplement reflect Allstate Life's current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to Allstate Life's operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to Allstate Life or individuals acting on Allstate Life's behalf are expressly qualified in their entirety by this section. You should specifically consider the factors identified in this prospectus supplement, the accompanying prospectus and each applicable pricing supplement which could cause actual results to differ before making an investment decision.

Global Funding and the Trusts

              This prospectus, the accompanying prospectus supplement and each applicable pricing supplement may include forward-looking statements of Global Funding and the trusts. These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this prospectus, the accompanying prospectus supplement and in each applicable pricing supplement. Global Funding does not, and the trusts will not, undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

              You should specifically consider the factors identified in this prospectus, the accompanying prospectus supplement and each applicable pricing supplement before making an investment decision. Global Funding and the issuing trusts are not currently entitled to the safe harbors contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Therefore, forward-looking statements of Global Funding and the issuing trusts in this prospectus and the accompanying prospectus supplement are not currently and will never be entitled to these safe harbors.

ABOUT THIS PROSPECTUS

              This prospectus is part of a registration statement filed by Global Funding and Allstate Life (the "registrants") with the Securities and Exchange Commission (the "SEC"). Pursuant to the registration statement, the trusts will be offering, from time to time, up to a total amount of $3,000,000,000 in aggregate principal amount of the notes or the equivalent amount in one or more foreign currencies described in this prospectus. This prospectus provides a general description of the notes that the trusts may be offering. The applicable prospectus supplement will provide the specific terms of the notes of a series. Each time a trust offers to sell notes, it will provide a pricing supplement to this prospectus and the applicable prospectus supplement that will contain specific information about the terms of that offering. That pricing supplement also may add, update, supplement or clarify information in this prospectus and the applicable prospectus supplement. Before you agree to purchase any notes, you should read this prospectus, the applicable prospectus supplement and the applicable pricing supplement together with the information described under the heading "Incorporation of Documents by Reference" on page 3. For more detail on the terms of the notes, you should read the exhibits filed with or incorporated by reference in the registration statement.

              You should rely on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and the applicable pricing supplement. Neither the registrants nor any Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither the registrants nor any Agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and the applicable pricing supplement is accurate only as of its respective date.

              In this prospectus, references to the "depositor" and "Global Funding" are to Allstate Life Global Funding. References to the "trusts" are to Allstate Life Global Funding Trusts. References to an "issuing trust" are to a trust with respect to the series of notes issued and sold to the public by that trust. These references are not to Allstate Life Insurance Company. In this prospectus, references to "Allstate Life" are to Allstate Life Insurance Company.

              In this prospectus, references to the "United States dollars," "U.S. dollars" or "$" are to lawful currency of the United States of America, and references to "Euro" are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

AVAILABLE INFORMATION

              This prospectus, which constitutes part of the registration statement referred to above, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. Allstate Life is subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, Allstate Life files annual, quarterly, and special event reports and other information with the SEC. On behalf of the trusts, as depositor, Global Funding will be subject to certain reporting requirements under the Exchange Act. You can read and copy any reports or other information that Global Funding and Allstate Life file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of such documents upon payment of a duplicating fee, by writing to the SEC's public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Such filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus).

INCORPORATION OF DOCUMENTS BY REFERENCE

              The SEC allows Global Funding and Allstate Life to incorporate by reference information that Global Funding and Allstate Life file with the SEC into this prospectus and any accompanying prospectus supplement and pricing supplement, which means that incorporated documents are considered part of this prospectus and any accompanying prospectus supplement and pricing supplement. Global Funding and Allstate Life can disclose important information to you by referring you to those documents. Information that Global Funding and Allstate Life file with the SEC will automatically update and supersede information in this prospectus.

              This prospectus and any accompanying prospectus supplement and pricing supplement incorporate by reference Allstate Life's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Allstate Life's Quarterly Report on Form 10-Q for the period ended March 31, 2005, which were each previously filed with the SEC. Each trust formed in connection with the offering of notes will incur separate reporting obligations under the Exchange Act. As the depositor and a statutory issuer of the notes, Global Funding will file separate periodic reports under the Exchange Act for each issuing trust. After each payment made by an issuing trust on its notes, Global Funding will file a separate Current Report on Form 8-K. After the end of the fiscal year for each trust, Global Funding will file a separate Annual Report on Form 10-K for each trust.

              This prospectus and any accompanying prospectus supplement and pricing supplement also incorporate by reference any filings made by Global Funding or Allstate Life with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the notes. These documents contain important information.

              You may request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement and pricing supplement (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning to the following addresses or telephone numbers:

Allstate Life Global Funding c/o AMACAR Pacific Corp. 6525 Morrison Boulevard Suite 318 Charlotte, North Carolina 28211 Attention: President Tel: (704) 365-0569	Allstate Life Insurance Company 3100 Sanders Road, Suite M3A Northbrook, Illinois 60062 Attention: Assistant Vice President, Institutional Markets Tel: (847) 402-5000

DESCRIPTION OF ALLSTATE LIFE GLOBAL FUNDING AND THE TRUSTS

General

              Global Funding is a statutory trust formed under the laws of the State of Delaware pursuant to the trust agreement, dated as of June 24, 2002 (as amended, restated or modified from time to time, the "depositor trust agreement"), executed by the Delaware trustee and the administrator, and the Certificate of Trust filed with the Secretary of State of the State of Delaware on June 24, 2002. You should read the actual documents which are attached as exhibits to the registration statement of which this prospectus forms a part.

              Global Funding will not engage in any activity other than:

  •
  beneficially owning the trusts;

  •
  issuing funding notes;

  •
  acquiring one or more funding agreements from Allstate Life;

  •
  pledging, assigning as collateral and granting a security interest in the applicable funding agreement(s) to the funding note indenture trustee;

  •
  assigning absolutely the funding agreement(s) to, and depositing such funding agreement(s) into, the trusts; and

  •
  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

              Each series of notes will be issued by a separate newly created Delaware statutory trust formed by the administrator and the Delaware trustee pursuant to the filing of a certificate of trust and the execution of the applicable trust agreement. Global Funding will be the sole beneficial owner of each trust that is formed.

              After formation, each trust will not engage in any activity other than:

  •
  issuing and selling a single series of notes;

  •
  immediately acquiring a funding note and immediately surrendering such funding note for cancellation pursuant to its terms in exchange for one or more funding agreement(s);

  •
  acquiring, holding and maintaining the funding agreement(s);

  •
  pledging, assigning as collateral and granting a security interest in the applicable funding agreement(s) to the indenture trustee;

  •
  making payments on the applicable series of notes; and

  •
  engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

              The principal executive offices of Global Funding and the trusts will be located at c/o AMACAR Pacific Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. The telephone number is (704) 365-0569.

Assets and Obligations of the Trusts

              The notes of a series will be the unconditional, direct, non-recourse and unsubordinated obligations of the issuing trust and will rank equally among themselves. Each series of notes will be secured by and payable solely out of the assets of the issuing trust, and holders of such series of notes will have no right against the assets of Global Funding or the assets of any other trust. Any funding agreement and any other collateral securing the repayment of the obligations under such series of notes will be the assets of the issuing trust and will not be the assets of Global Funding or the assets of any other trust. The notes of a series will represent obligations of the issuing trust only and not of Global Funding or any other trust.

Delaware Trustee and Administrator of Global Funding and the Trusts

              Pursuant to the depositor trust agreement, Wilmington Trust Company is acting as the sole Delaware trustee and will provide trust services for Global Funding. Wilmington Trust Company will also act as the sole Delaware trustee for each of the trusts pursuant to separate trust agreements. The Delaware trustee, on behalf of Global Funding, executed the administrative services agreement of Global Funding, dated as of June 27, 2002 (as amended, restated or modified from time to time, the "depositor administrative services agreement"), with AMACAR Pacific Corp., in its capacity as the administrator of Global Funding. AMACAR Pacific Corp. will also be the administrator of each trust pursuant to separate administrative services agreements. In such capacities the administrator will be responsible for various administrative functions relating to the business of Global Funding and the trusts.

Beneficial Ownership of Global Funding and the Trusts

              Global Funding is beneficially owned by AMACAR Pacific Corp. (the "trust beneficial owner"). The trust beneficial owner's only interest in Global Funding is the $1,000 amount invested in Global Funding prior to the issuance of any notes or any funding notes. The principals of the trust beneficial owner have advised that it is ultimately owned by several individuals, none of whom are affiliated with Allstate Life or The Allstate Corporation. The investment by the trust beneficial owner will not be secured by the collateral relating to any series of notes.

              Global Funding will be the beneficial owner of each trust that is formed.

Relationships among Global Funding, the Trusts, Allstate Life and Allstate Insurance Company

              The following describes the relationships among Global Funding, the trusts, Allstate Life and Allstate Insurance Company:

  •
  pursuant to an amended and restated name licensing agreement, dated as of August 16, 2005, Allstate Insurance Company has granted Global Funding, and in connection with any issuance and sale of notes, pursuant to a separate name licensing agreement Allstate Insurance Company will grant the issuing trust, a non-exclusive license to use the name "Allstate" and other licensed marks as provided therein;

  •
  Allstate Life and Global Funding entered into an amended and restated support and expenses agreement dated as of August 16, 2005, pursuant to which Allstate Life agreed, among other things, to pay certain costs and expenses relating to the offering, sale and issuance of each funding note and certain costs, expenses and taxes incurred by Global Funding, and to indemnify Global Funding with respect to certain matters;

  •
  in connection with the issuance of a series of notes, pursuant to a separate support and expenses agreement, Allstate Life will agree, among other things, to pay certain costs and expenses relating to the offering, sale and issuance of the applicable series of notes and certain costs, expenses and taxes incurred by the issuing trust, and to indemnify the issuing trust with respect to certain matters; and

  •
  Allstate Life, Global Funding and the applicable issuing trust will enter into the documents contemplated by the medium term note program or the Allstate Life® CoreNotes® program in connection with the issue and sale of each series of notes.

              Except as set forth above, none of The Allstate Corporation, Allstate Insurance Company, Allstate Life or any of their respective officers, directors, subsidiaries or affiliates owns or will own any beneficial interest in Global Funding or any trust nor has any of these persons or entities entered or will enter into any agreement with Global Funding or any trust.

              No trust will be affiliated with Allstate Life.

              Neither The Allstate Corporation, Allstate Insurance Company, Allstate Life nor any of their respective officers, directors, subsidiaries or affiliates owns, or will own, any beneficial interest in the depositor or the trusts.

              Neither The Allstate Corporation, Allstate Life nor any of their respective officers, directors, subsidiaries or affiliates is affiliated with the Delaware trustee, the trust beneficial owner, the administrator or the indenture trustee. Neither The Allstate Corporation, Allstate Insurance Company,

Allstate Life nor any of their respective officers, directors, subsidiaries or affiliates is affiliated with any beneficial owner of AMACAR Pacific Corp.

Records and Financial Statements of Global Funding and the Trusts

              Each trust will:

  •
  maintain separate and distinct records; and

  •
  hold and account for its assets separately from the assets of Global Funding and the assets of the other trusts.

              On behalf of the trusts, as depositor, Global Funding will be subject to certain reporting requirements under the Exchange Act.

DESCRIPTION OF ALLSTATE LIFE INSURANCE COMPANY

              Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois. It conducts substantially all of its life insurance operations directly or through wholly owned United States subsidiaries. It is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company organized under the laws of the State of Illinois. All of the outstanding stock of AIC is owned by The Allstate Corporation, a publicly owned holding company incorporated under the laws of the State of Delaware.

              The Allstate Corporation, together with its subsidiaries, is the second largest personal property and casualty insurer in the United States on the basis of 2003 statutory premiums earned. Widely known through the "You're In Good Hands With Allstate®" slogan, The Allstate Corporation, through its subsidiaries, provides insurance products to approximately 17 million households and has approximately 13,600 exclusive agencies and financial specialists in the United States and Canada.

              Allstate Life sells life insurance, retirement and investment products to individual and institutional customers through several distribution channels. The principal individual products are deferred and immediate fixed annuities, variable annuities, interest-sensitive and traditional life insurance, and accident and health insurance. The principal institutional product is funding agreements backing medium-term notes.

              Allstate Life distributes its products to individuals through multiple intermediary distribution channels, including Allstate exclusive agencies, independent agents (primarily master brokerage agencies), banks, broker-dealers, and specialized structured settlement brokers. Allstate Life sells funding agreements to unaffiliated trusts used to back medium-term notes issued to institutional and individual investors.

              As of December 31, 2004 and December 31, 2003, respectively, Allstate Life's total invested assets in its general account were $69.69 billion and $59.99 billion, and its separate accounts assets were $14.38 billion and $13.43 billion, respectively. Net income for the years ended December 31, 2004 and 2003 was $181 million and $278 million, respectively.

              Allstate Life's principal executive offices are located at 3100 Sanders Road, Northbrook, Illinois 60062 and its telephone number is (847) 402-5000.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table shows the ratio of earnings to fixed charges for Allstate Life and its subsidiaries for the periods indicated:

	Three-month periods ended March 31,				Year Ended December 31,
	2005		2004		2004		2003		2002		2001		2000
Ratio of earnings to fixed charges(1)(2)(3)	1.1	x	1.3	x	1.3	x	1.3	x	1.2	x	1.3	x	1.5	x

(1)
Allstate Life has authority to issue up to 1,500,000 shares of non-voting preferred stock, par value $100.00 per share. There are currently 49,230 shares of redeemable preferred stock issued and outstanding. Allstate Life is obligated to pay a dividend on those preferred shares.

(2)
For the purposes of this computation, earnings consist of income from continuing operations before income taxes and the cumulative effect of change in accounting principle plus fixed charges. Fixed charges consist of the interest factor of annual rental expense, the dividends on redeemable preferred securities and the interest credited to contractholder funds.

(3)
Allstate Life continues to sell asset accumulation products that credit interest to the contractholder. This results in a negative impact on the ratio of earnings to fixed charges because the effect of increases in interest credited to contractholders more than offsets the effect of the increases in earnings.

USE OF PROCEEDS

              In connection with the issuance and sale of each series of notes, the issuing trust will use the net proceeds received from the offering of the applicable series of notes to purchase a funding note from Global Funding. Global Funding will use the proceeds received from the sale of such funding note to purchase one or more funding agreements issued by Allstate Life. Allstate Life intends to use the net proceeds from the sale of each funding agreement to purchase investment assets.

DESCRIPTION OF THE NOTES

              This prospectus relates to:

  •
  one or more series of secured medium term notes to be offered primarily to retail investors which are referred to as Allstate Life® CoreNotes®; and

  •
  one or more series of secured medium term notes to be offered primarily to institutional investors, which one or more Delaware special purpose statutory trusts that may be formed from time to time may offer.

              Allstate Life® CoreNotes® will be offered from time to time to the public, with payment of principal of, any premium and interest on, and any other amounts due and owing with respect to, the Allstate Life® CoreNotes® to be secured by one or more applicable funding agreements issued by Allstate Life and assigned absolutely to, and deposited into, the issuing trust by Global Funding.

              The terms of the secured medium term notes are identical in all material respects to the terms of the Allstate Life® CoreNotes®, except that the secured medium term notes:

  •
  may be issued as amortizing notes;

  •
  may be denominated in one or more foreign currencies;

  •
  will not contain a survivor's option, permitting optional repayment of notes of a series, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series; and

  •
  may contain a provision providing for the redemption of the notes if Allstate Life is required to pay additional amounts on the related funding agreements pursuant to the applicable pricing supplement and Allstate Life exercises its right to redeem the funding agreements.

              The following is a general description of the terms of the notes. Specific terms of a series of notes will be provided in the applicable prospectus supplement and the applicable pricing supplement which will supplement this prospectus.

              Notes will be issued in one or more series. The terms of each indenture (as defined below) will not limit the amount of notes that the relevant trust may issue. Unless otherwise specified in the applicable prospectus supplement or the applicable pricing supplement, each series of notes will be secured by one or more funding agreements relating to that series of notes.

              Each trust may issue notes at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates.

              Certain federal income tax considerations and other relevant considerations are described in the applicable prospectus supplement or pricing supplement.

              The decision to issue notes to investors and purchase funding agreements or funding notes (in the case of an issuing trust) issued by Allstate Life (or Global Funding in the case of funding notes) rests solely with Global Funding or the issuing trust (in the case of funding notes). Global Funding and the trusts are under no obligation to Allstate Life or any other person or entity to issue any notes or purchase any funding agreements.

DESCRIPTION OF THE INDENTURES

              Each series of notes will be issued by a trust pursuant to a separate indenture (each, an "indenture") to be entered into between the issuing trust and J.P. Morgan Trust Company, National Association, in its capacity as indenture trustee (including any successor, the "indenture trustee"). Each indenture will be subject to and qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). Each indenture will adopt the standard indenture terms, which are filed as an exhibit to the registration statement of which this prospectus is a part and are incorporated into this prospectus by reference.

              The following summary highlights some of the provisions included in the standard indenture terms, but it may not contain all of the information that is important to you. The standard indenture terms are not restated in their entirety and you should read the standard indenture terms, which are attached as an exhibit to the registration statement of which this prospectus forms a part.

Covenants

              Under the applicable indenture, the issuing trust will make certain covenants regarding payment of principal, interest (if any), premium (if any) and other amounts (if any), maintenance of offices or agencies, holding in trust money for note payments, protection of the collateral and delivery of an annual statement as to compliance with conditions, performance of obligations and adherence to covenants under the applicable indenture. Among other covenants, the issuing trust will agree that it will not, so long as any notes of the applicable series are outstanding, except, in any case, as otherwise permitted by the applicable indenture, the applicable trust agreement, or the relevant funding agreement(s):

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  sell, transfer, exchange, assign, lease, convey or otherwise dispose of any of its assets (whenever acquired), including, without limitation, any portion of the collateral securing the obligations under the notes of the relevant series and the applicable indenture;

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  engage in any business or activity other than in connection with, or relating to: the execution and delivery of, and the performance of any obligations under, the applicable trust agreement, the applicable indenture, the applicable administrative services agreement, the applicable terms agreement, the distribution agreement, the applicable support agreement, the applicable funding note and each funding agreement; the issuance and sale of any notes pursuant to the applicable indenture; and the transactions contemplated by, and the activities necessary or incidental to, any of the foregoing;

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  incur, directly or indirectly, any debt except for the applicable series of notes or as otherwise contemplated under the applicable series indenture or under the applicable trust agreement;

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  (A) permit the validity or effectiveness of the applicable indenture or the security interest securing the applicable series of notes to be impaired, or permit such security interest to be amended, hypothecated, subordinated, terminated or discharged; (B) permit any person to be released from any covenants or obligations under any funding agreement securing the applicable series of notes, except as expressly permitted under the applicable indenture, the applicable trust agreement or any applicable funding agreement; (C) create, incur, assume, or permit any lien or other encumbrance (other than a lien with respect to the collateral securing the applicable series of notes) on any of its properties or assets (whenever acquired), or any interest therein or the proceeds thereof; or (D) permit a lien with respect to the collateral not to constitute a valid first priority perfected security interest in the collateral securing the applicable series of notes;

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  amend, modify or fail to comply with any material provision of the applicable trust agreement, except for any amendment or modification of the applicable trust agreement expressly permitted thereunder or under the applicable indenture or the applicable funding agreement(s);

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  own any subsidiary or lend or advance any funds to, or make any investment in, any person, except for (A) the investment of any of its funds in the funding note and (B) the investment of any of its funds held by the indenture trustee, a paying agent, the Delaware trustee or the administrator as provided in the applicable indenture or the applicable trust agreement;

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  directly or indirectly declare or pay a distribution or make any distribution or other payment, or redeem or otherwise acquire or retire for value any of its securities other than the applicable series of notes; provided that it may:

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  declare or pay a distribution or make any distribution or other payment to Global Funding, as its beneficial owner in compliance with the provisions of the applicable trust agreement if it has paid or made provision for the payment of all amounts due to be paid on the applicable series of notes; and

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  pay all of its debt, liabilities, obligations and expenses, the payment of which is provided for under the applicable support agreement;

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  become required to register as an "investment company" under and as such term is defined in the Investment Company Act of 1940, as amended;

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  enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or, to the fullest extent permitted by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any other person;

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  take any action that would cause Global Funding or any trust not to be either ignored or treated as a grantor trust for U.S. federal income tax purposes;

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  issue any notes of the applicable series unless:

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  Allstate Life has affirmed in writing to the issuing trust that it has made changes to its books and records to reflect the granting by the issuing trust of a security interest in, and the making by the issuing trust of an assignment for collateral purposes of, the relevant funding agreement(s) by the issuing trust to the indenture trustee in accordance with the terms of the relevant funding agreement(s) and the applicable indenture; and

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  it has taken such other steps as may be necessary to cause the indenture trustee's security interest in or assignment for collateral purposes of the relevant collateral to be perfected for purposes of the UCC or effective against its creditors and subsequent purchasers of such collateral pursuant to insurance or other state laws;

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  make any deduction or withholding from the principal of or interest on the applicable series of notes other than amounts that may be required to be withheld or deducted from such payments under the Internal Revenue Code of 1986, as amended (the "Code") or any other applicable tax law, by reason of the payment of any taxes levied or assessed upon any portion of any relevant collateral except to the extent specified in the applicable indenture, any certificate representing a note of such series or any supplemental indenture;

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  have any employees other than the Delaware trustee and the administrator or any other persons necessary to conduct its business and enter into transactions contemplated under the applicable indenture, the applicable trust agreement, the applicable administrative services agreement, the applicable terms agreement, the distribution agreement, the applicable support agreement, the applicable funding note or any applicable funding agreement;

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  have an interest in any bank account other than:

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  the accounts required under the applicable indenture, the applicable trust agreement, the applicable terms agreement, the distribution agreement or any applicable funding agreement; and

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  those accounts expressly permitted by the indenture trustee; provided that any such further accounts or such interest of the issuing trust therein shall be charged or otherwise secured in favor of the indenture trustee on terms acceptable to the indenture trustee;

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  permit any affiliate, employee or officer of Allstate Life or any agent to be a trustee of the issuing trust; or

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  commingle its assets with any assets of Global Funding, any other trust or any of its affiliates, or guarantee any obligation of any of its affiliates.

Events of Default

              The following will be "Events of Default" with respect to the notes of a particular series issued pursuant to the applicable indenture:

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  default in the payment when due and payable of the principal of, or any premium on, any note of such series;

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  default in the payment when due and payable, of any interest on, or any additional amounts with respect to, any note of such series and continuance of such default for a period of five business days;

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  any "Event of Default" (as defined in the funding agreement) by Allstate Life under any funding agreement securing the notes of such series or any Event of Default (as defined in the applicable funding note) under the applicable funding note;

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  the issuing trust fails to observe or perform any covenant contained in the notes of such series or in the applicable indenture for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" thereunder and demanding that the issuing trust remedy the same, will have been given by registered or certified mail, return receipt requested, to the issuing trust by the indenture trustee, or to the issuing trust and the indenture trustee by the holder or holders of at least 25% in aggregate principal amount of the outstanding notes of such series affected thereby;

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  the applicable indenture for any reason shall cease to be in full force and effect or shall be declared null and void, or the indenture trustee shall fail to have or maintain a validly created and first priority perfected security interest (or the equivalent thereof) in the collateral required to secure the notes of such series; or any person shall successfully claim, as finally determined by a court of competent jurisdiction, that any lien on such collateral in favor of the indenture trustee for the benefit of the holders of the notes of such series and any other person for whose benefit the indenture trustee is holding the applicable collateral, is void or is junior to any other lien or that the enforcement thereof is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

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  an involuntary case or other proceeding shall be commenced against the issuing trust seeking liquidation, reorganization or other relief with respect to the issuing trust or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the issuing trust or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the issuing trust under the federal bankruptcy laws;

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  the issuing trust commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the issuing trust or any substantial part of its property, or it consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any statutory trust action to authorize any of the foregoing; or

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  any other Event of Default provided in any supplemental indenture or in a note certificate representing the notes of such series.

              If one or more Events of Default shall have occurred and be continuing with respect to the notes of such series, then, and in every such event, unless the principal of all of the notes of such series shall have already become due and payable, either the indenture trustee or the holder or holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding under the applicable indenture by notice in writing to the issuing trust (and to the Indenture Trustee if given by such holders), may declare the entire principal of, and premium on (if any), all the notes of such series and any interest accrued thereon and any other amounts due and owing with respect thereto, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that, if any Event of Default specified in the sixth or seventh bullets above occurs with respect to the issuing trust, or if any Event of Default specified in the third bullet above that would cause any funding agreement securing the notes of such series to become automatically and immediately due and payable occurs with respect to Allstate Life, then without any notice to the issuing trust or any other act by the Indenture Trustee or any holder of any notes of such series, the entire principal of, and premium on (if any), all the notes of such series and the interest accrued thereon and any other amounts due and owing with respect thereto, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which will be waived by the issuing trust under the applicable indenture.

              If at any time after the principal of the notes of such series, any interest accrued thereon and any other amounts due or owing with respect thereto shall have been so declared due and payable and before any judgment or decree for the payment of the funds due shall have been obtained or entered as hereinafter provided, the issuing trust shall pay or shall deposit with the indenture trustee a sum sufficient to pay all due and payable interest on all the notes of such series, any interest accrued thereon and any other amounts due or owing with respect thereto and the principal of and premium on (if any) any and all notes of such series which shall have become due and payable otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue interest and any other amounts payable, at the same rate as the rate of interest specified in the note certificates representing the notes of such series to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the indenture trustee and each predecessor indenture trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the indenture trustee and each predecessor indenture trustee except as a result of negligence or bad faith, and if any and all Events of Default under the applicable indenture, other than the non-payment of the principal of and premium on (if any) the notes of such series which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the applicable holder representative (as defined below), by written notice to the issuing trust and to the indenture trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

              Upon the occurrence and during the continuation of an Event of Default, the claims of the indenture trustee for its fees and expenses will have priority over the claims of holders of notes of such series with respect to any funds collected by the indenture trustee during such Event of Default, subject to the terms of the applicable indenture.

              Except in the circumstances described in the third bullet point above, an Event of Default under the notes of a series will not constitute an event of default under any related funding agreement. In the absence of a contemporaneous event of default under any applicable funding agreement, the issuing trust will probably not have sufficient amounts to pay fully all amounts due to the holders of the applicable series of notes upon the occurrence of an acceleration event with respect to such series of notes. In such a case, the indenture trustee, acting for the benefit of the holders of the applicable series of notes, will be limited to a proceeding against each applicable funding agreement and the related collateral. However, because under such circumstances Allstate Life would not be under any obligation to accelerate its payment obligations under any such funding agreement, the indenture trustee could only:

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  continue to receive scheduled periodic payments under the collateral, including any applicable funding agreement;

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  dispose of the collateral, including any applicable funding agreement, subject to obtaining the consent of Allstate Life; or

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  exercise any combination of the foregoing.

              Any such disposition of collateral could be made on unfavorable terms and result in material losses to the holders of the applicable series of notes.

              In addition, in the event of any acceleration under a series of notes, the amounts of cash received under any applicable funding agreement(s), the applicable support agreement and any other sources available to the issuing trust may be insufficient to enable it to satisfy all of its support obligations and other cash obligations. The failure to have sufficient cash to meet these obligations could result in insolvency or other circumstances that could result in material losses to the holders of the applicable series of notes.

Application of Proceeds

              Any funds collected by the indenture trustee following an Event of Default or otherwise under the applicable indenture in respect of the notes of a series shall be applied in the following order at the date or dates fixed by the indenture trustee and, in case of the distribution of such funds on account of principal, any premium and interest and any other amounts due and owing, upon presentation of the global security or certificates representing the notes of such series and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

                  First:    to the payment of costs and expenses, including reasonable compensation to the indenture trustee and each predecessor indenture trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the indenture trustee and each predecessor indenture trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such indenture trustee's negligence or bad faith, in an aggregate amount of no more than $250,000 for all series of notes outstanding; and provided further, that this provision shall not derogate from the indenture trustee's rights to have the applicable holder representative offer to the indenture trustee reasonable security or indemnity against costs, expenses and liabilities which might be incurred by it in compliance with an order, request or direction, or if the indenture trustee makes an investigation, the indenture trustee may require reasonable indemnity against the costs, expenses or liabilities as a condition precedent and such reasonable expenses shall be paid by the issuing trust, or if such costs, expenses or liabilities are paid by the indenture trustee or any predecessor trustee, such payments shall be reimbursed by the issuing trust on demand;

                  Second:    to the payment of principal, any premium and interest, any additional amounts and any other amounts then due and owing on the notes of such series, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such notes;

                  Third:    to the payment of any other Obligations then due and owing with respect to such series of notes, ratably, without preference or priority of any kind; and

                  Fourth:    to the payment of any remaining balance to the issuing trust for distribution by the administrator in accordance with the provisions of the applicable trust agreement.

              Any funds collected by the indenture trustee where no Event of Default exists under an indenture in respect of notes of a series shall be applied in the following order at the date or dates fixed by the indenture trustee and, in case of the distribution of such funds on account of principal, any premium and interest, and any additional amounts, upon presentation, if applicable, of the certificate representing the notes of such series and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

                  First:    to the payment of principal, any premium and interest, any additional amounts, and any other amounts then due and owing on the notes of such series, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such notes;

                  Second:    to the payment of any other Obligations then due and owing with respect to such series of notes, ratably, without preference or priority of any kind; and

                  Third:    to the payment of any remaining balance to the issuing trust for distribution by the administrator in accordance with the provisions of the applicable trust agreement.

              The indenture trustee may make distributions under an indenture in cash or in kind or, on a ratable basis, in any combination thereof.

Certain Rights of Holders

              The holder or holders of a majority in aggregate principal amount of the notes of any series at the time outstanding shall have the right to elect a holder representative ("holder representative") who shall have binding authority upon all the holders and who shall direct the time, method, and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee by the applicable indenture, provided that:

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  such direction shall not be otherwise than in accordance with law and the provisions of the applicable indenture; and

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  the indenture trustee shall have the right to decline to follow any such direction if the indenture trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the indenture trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or responsible officers of the indenture trustee shall determine that the action or proceedings so directed would involve the indenture trustee in personal liability.

              Nothing in an indenture shall impair the right of the indenture trustee in its discretion to take any action deemed proper by the indenture trustee and which is not inconsistent with such direction by the holder or holders of notes of the applicable series.

              No holder of the notes of a series shall have any right to institute any proceedings, judicial or otherwise, with respect to the relevant indenture or any agreement or instrument included in the relevant collateral or for the appointment of a receiver or trustee, unless:

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  such holder has previously given written notice to the indenture trustee of a continuing Event of Default with respect to such series of notes;

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  the holder or holders of notes representing not less than 25% of the aggregate principal amount of the outstanding notes of such series shall have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as the indenture trustee;

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  such holder or holders have offered to the indenture trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

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  the indenture trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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  no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holder or holders of notes representing at least 66 2/3% of the aggregate principal amount of the outstanding notes of such series;

it being understood and intended that no holder or holders of notes of a series shall have any right in any manner whatever by virtue of, or by availing of, any provision of the applicable indenture to affect, disturb or prejudice the rights of any other holder of any note of the relevant series or to obtain or to seek to obtain priority or preference over any other holder of the relevant series to enforce any right under such indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the notes of the relevant series.

              Since Allstate Life and Global Funding are registrants, purchasers of notes may be able to proceed directly against Allstate Life and Global Funding to enforce their rights under the Federal securities laws and their rights under the Federal securities laws will be no different than if they purchased the underlying funding agreements directly from Allstate Life or the underlying funding notes directly from Global Funding.

Modifications and Amendments

    Modifications and Amendments Without Consent of Holders

              The issuing trust and the indenture trustee may from time to time and at any time enter into an indenture or indentures supplemental to the applicable indenture for one or more of the following purposes without the consent of any holders of the applicable series of notes:

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  to add to the issuing trust's covenants such further covenants, restrictions, conditions or provisions as the issuing trust and the indenture trustee shall consider to be for the protection of each holder of notes of the applicable series, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the relevant indenture, as described herein; provided that, in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the indenture trustee upon such an Event of Default or may limit the right of the applicable holder representative to waive such an Event of Default;

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  to cure any ambiguity or to correct or supplement any provision contained in the relevant indenture or in any applicable supplemental indenture or note certificate which may be defective or inconsistent with any other provision contained in such indenture or in any applicable supplemental indenture or note certificate; or to make such other provisions in regard to matters or questions arising under the relevant indenture or under any applicable supplemental indenture or note certificate as the issuing trust may deem necessary or desirable and which shall not adversely affect the interests of the holders in any material respect; or

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  to evidence and provide for the acceptance of appointment under the relevant indenture by a successor indenture trustee with respect to the notes of the applicable series and to add to or change any of the provisions of such indenture as shall be necessary to provide for or facilitate the issuing trust's administration under the applicable indenture by more than one indenture trustee.

              The issuing trust shall advise all rating agencies that are then rating the medium term note program, the Allstate Life® CoreNotes® program or the relevant series of notes of any such supplemental indentures.

    Modifications and Amendments With Consent of Holders

              With the consent of the holder or holders of not less than 66 2/3% in aggregate principal amount of the outstanding notes of the applicable series, the issuing trust and the indenture trustee may, from time to time and at any time, enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the relevant indenture or of any applicable supplemental indenture or note certificate or of modifying in any manner the rights of the holders of notes of such series; provided, that no such supplemental indenture shall:

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  change the final maturity of such series of notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or impair or affect the right of any holder of notes of such series to institute suit for the payment thereof without the consent of the holder of each note of such series;

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  modify any of the provisions of the relevant indenture except to increase the percentage of notes of such series required to approve any such supplemental indenture; or

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  permit the creation of any lien ranking prior to or on a parity with the lien of the relevant indenture with respect to any part of the relevant collateral or terminate the lien of such indenture on any property held for the benefit and security of holders of notes of such series or deprive any holder of any note of such series of the security afforded by the lien of the relevant indenture, without the consent of the holder of each note of such series.

              The issuing trust shall advise all rating agencies that are then rating the medium term note program, the Allstate Life® CoreNotes® program or the relevant series of notes of any such supplemental indentures.

Indenture Trustee

              Under each indenture, if an Event of Default with respect to the applicable series of notes has occurred and is continuing, the indenture trustee is obligated to exercise such of the rights and powers vested in it by such indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

              Each indenture will provide that, except during the continuance of an Event of Default, the indenture trustee need perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the indenture trustee will be read into such indenture.

              No provision of an indenture will be construed to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

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  this paragraph does not limit the effect of the second preceding paragraph;

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  in the absence of bad faith on its part, the indenture trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the applicable indenture unless a responsible officer (as defined in the applicable indenture) of the indenture trustee has actual knowledge that such statements or opinions are false; provided that the indenture trustee must examine such certificates and opinions to determine whether they conform to the requirements of the applicable indenture;

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  the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

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  the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the applicable holder representative relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee, under the applicable indenture with respect to the notes of the applicable series; and

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  no provision of the applicable indenture will require the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers thereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              The indenture trustee may resign at any time under any indenture by giving not less than 90 days' prior written notice thereof to the issuing trust and the holders of the applicable series of notes. If no successor indenture trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning indenture trustee will be permitted to petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

              If at any time:

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  the indenture trustee shall cease to be eligible to serve as indenture trustee under the requirements of the applicable indenture and shall fail to resign after written request;

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  the indenture trustee shall become incapable of acting with respect to the applicable series of notes or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

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  the indenture trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the applicable series of notes after written request therefor by the issuing trust or any holder of such notes who has been a bona fide holder of such notes for at least six months;

then, the issuing trust (except upon the occurrence and during the continuation of an Event of Default) will be permitted to remove the indenture trustee with respect to the applicable series of notes and appoint a successor indenture trustee under the applicable indenture.

              In addition to the right of petition given to the resigning indenture trustee under an indenture and the right of removal given to the issuing trust thereunder as described in the preceding two paragraphs, any holder who has been a holder of notes of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor indenture trustee under the applicable indenture or the removal of the indenture trustee and the appointment of a successor indenture trustee under the applicable indenture, as the case may be.

              The applicable holder representative may at any time remove the indenture trustee with respect to the notes of such series and appoint a successor indenture trustee with respect to the notes of such series by delivering to the indenture trustee so removed, to the successor indenture trustee so appointed and to the issuing trust the evidence required for such action by the relevant indenture.

              With respect to any series of notes as to which J.P. Morgan Securities Inc. will serve as an agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee, instead of J.P. Morgan Trust Company, National Association. In this situation, Global Funding will appoint an eligible and unaffiliated entity to serve as funding note indenture trustee, instead of J.P. Morgan Trust Company, National Association, for the related funding note.

Meetings of Holders

              A meeting of holders of notes of a series will be permitted to be called at any time and from time to time pursuant to the relevant indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by such indenture to be made, given or taken by such holders of notes of such series.

              Unless otherwise provided in a note certificate representing the notes of a particular series, the indenture trustee may at any time call a meeting of holders of notes of such series for any purpose specified in the preceding paragraph, to be held at such time and at such place in the City of New York or the city in which the Corporate Trust Office (as defined in the applicable indenture) is located. Notice of every meeting of holders of notes of such series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

              Any resolution passed or decision taken at any meeting of holders of notes of a series duly held in accordance with the relevant indenture will be binding on all of the holders of notes of such series, whether or not such holders were present or represented at the meeting.

Nonrecourse Enforcement

              Notwithstanding anything to the contrary contained in an indenture or the notes of a series, other than as described below, none of Allstate Life, its officers, directors, affiliates, employees or agents or any of the trustees of Global Funding or the trusts, beneficial owners or agents, or any of their respective officers, directors, affiliates, employees or agents, all of whom are collectively referred to in this prospectus as the "nonrecourse parties," will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of any notes. If any Event of Default shall occur with respect to any notes of any series, the right of the holder or holders of notes of such series and the indenture trustee on behalf of such holder or holders in connection with a claim related to such series of notes will be limited solely to a proceeding against the relevant collateral.

              Neither any such holder or holders nor the indenture trustee on behalf of such holder or holders will have the right to proceed against the nonrecourse parties or the assets of Global Funding or any other trust to enforce the relevant series of notes (except that to the extent they exercise their rights, if any, to seize any relevant funding agreement(s), they may enforce the funding agreement(s) against Allstate Life) or for any deficiency judgment remaining after foreclosure of any property included in the relevant collateral.

              The limitations on the rights of the holders described in the previous two paragraphs will not in any manner or way constitute or be deemed a release of the debt or other obligations of the issuing trust evidenced by the notes of the applicable series or otherwise affect or impair the enforceability against the assets of the issuing trust of the liens, assignments, rights and security interests created by the relevant indenture, the relevant collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations of the issuing trust evidenced by the notes of the applicable series. The holders of notes of a series are not precluded from foreclosing upon any property included in the relevant collateral or from any other rights or remedies in law or in equity against the assets of the issuing trust.

              Since Allstate Life and Global Funding are registrants, purchasers of notes may be able to proceed directly against Allstate Life and Global Funding to enforce their rights under the Federal securities laws depending on the particular facts and circumstances and their rights under the Federal securities laws will be no different than if they purchased the underlying funding agreements from Allstate Life or Global Funding.

Notices

              All notices regarding notes of a series will be mailed to the registered owners thereof as their names appear in the applicable note register maintained by the indenture trustee.

Governing Law; Submission to Jurisdiction

              Each indenture and the notes of each series shall (unless specified otherwise in the applicable prospectus supplement) be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the ownership of and security interest in the relevant funding agreements of the issuing trust or remedies under the applicable indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against a trust or the indenture trustee arising out of or relating to the relevant indenture, any note of the applicable series or any portion of the relevant collateral may be brought in a United States federal court located in New York City, the Borough of Manhattan, provided that the applicable prospectus supplement may specify other jurisdictions as to which the issuing trust may consent to the nonexclusive jurisdiction of courts with respect to such series of notes.

DESCRIPTION OF THE FUNDING NOTES

              Each trust will use the net proceeds received from the issuance of the related series of notes to purchase a funding note (each, a "funding note"). Global Funding will use the net proceeds received from the sale of the related funding note to purchase one or more funding agreements issued by Allstate Life. Pursuant to each funding note indenture, Global Funding will immediately pledge and collaterally assign each such funding agreement to and grant a security interest in each such funding agreement and the related collateral in favor of the funding note indenture trustee. Global Funding will immediately thereafter assign absolutely to, and deposit into, the applicable trust each such funding agreement and, in connection with such assignment and deposit, the relevant funding note will be surrendered for cancellation by or on behalf of the applicable trust, and will be cancelled by the funding note indenture trustee, and the pledge and collateral assignment of each funding agreement to, and the security interest in favor of, the funding note indenture trustee will be terminated.

              The funding note will have a principal amount equal to the principal amount of the related funding agreement(s) and the related series of notes. Each funding note will otherwise have payment and other terms substantially similar to the related funding agreement(s) and the related series of notes, except that the terms of each funding note will provide that it will be cancelled immediately upon the sale of, and deposit into, the issuing trust by Global Funding of the related funding agreement(s).

DESCRIPTION OF THE FUNDING AGREEMENTS

              This section provides a summary of the terms and conditions of the funding agreements. This summary is not complete and you should read the detailed provisions of the funding agreements, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Capitalized terms used in this summary have the same meanings as those used in the funding agreements, unless the context otherwise requires.

General

              In connection with the issuance of a series of notes, the issuing trust will acquire one or more funding agreements issued by Allstate Life. The issuing trust will grant a security interest in, pledge and collaterally assign each such funding agreement to the indenture trustee as collateral to secure the obligations under the applicable series of notes.

              Such funding agreement(s) will have a principal amount equal to the principal amount of the related series of notes. The funding agreements will otherwise have payment and other terms substantially similar to the payment and other terms of the related series of notes. See "Description of the Notes" in the applicable prospectus supplement.

              The funding agreements are unsecured obligations of Allstate Life, an Illinois stock life insurance company. In the event of insolvency of an Illinois insurance company, claims against the insurer's estate are prioritized pursuant to Section 5/205 of the Illinois Insurance Code. Under Section 5/205(1)(d) of the Illinois Insurance Code, claims by "policyholders, beneficiaries, and insureds, under insurance policies, annuity contracts, and funding agreements" receive payment prior to any distribution to general creditors not falling within any other priority class under the Illinois Insurance Code.

              In a properly prepared and presented case in a delinquency proceeding under Article XIII of the Illinois Insurance Code, 215 ILCS Section 5/187 et seq. (the "Illinois Liquidation Act"), the timely and properly filed claims of an owner under the funding agreement (with the possible exception of claims for Additional Amounts, as discussed below) would be entitled to distribution pari passu with claims made by other policyholders, beneficiaries, and insureds under other insurance policies, insurance contracts, annuities and funding agreements issued by Allstate Life, and the claims of the Illinois Life and Health Insurance Guaranty Association, and any similar organization in another state, in accordance with Section 5/205(1)(d) of the Illinois Liquidation Act, and an owner's claims under the funding agreement should not be recharacterized as other than the claims of a policyholder, beneficiary, or insured under an insurance policy, insurance contract, annuity or funding agreement.

              If a funding agreement so provides, Allstate Life may be required to pay Additional Amounts (as such term is defined therein) to the indenture trustee as collateral assignee of the funding agreement. For a discussion regarding payment of Additional Amounts, see "Description of the Notes—Withholding Tax and Payment of Additional Amounts." The language of Section 205(1)(d) that specifically refers to claims under "funding agreements" has not been interpreted in any Illinois judicial decision. Specifically, there is no authority addressing whether claims under funding agreements for Additional Amounts would be accorded priority under Section 205(1)(d) as claims made by other policyholders, beneficiaries and insureds under other policies, insurance contracts, annuities and funding agreements. Accordingly, although such payments could be viewed as a claim under the funding agreements within the meaning of Section 5/205(1)(d), they may also be argued to be a separate payment obligation. Therefore, while in a proceeding before a court of competent jurisdiction the court might find that a claim for an Additional Amount constitutes a claim under a funding agreement, it also might find that such a claim is not a claim entitled to the priority afforded by Section 5/205(1)(d). If a claim for an Additional Amount does not constitute a claim entitled to the priority afforded by Section 5/205(1)(d), then in a properly prepared and presented case any claim for an Additional Amount would be entitled to the same priority as claims of general creditors of Allstate Life under Section 5/205(1)(g).

              As insurance contracts under Illinois law, funding agreements rank senior to unsecured indebtedness of Allstate Life. Therefore, if Allstate Life were to offer notes directly to investors, holders of such notes would receive an effectively subordinated obligation because of the relative priority of insurance contracts and funding agreements over unsecured indebtedness.

              With respect to any issuance of the notes of a series, the aggregate amount of Allstate Life's liabilities that would rank pari passu with each funding agreement securing such series of notes is disclosed in the financial statements of Allstate Life contained in Allstate Life's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC, in each case as of the date of such financial statements. This amount appears in the Consolidated Statements of Financial Position as a liability under the line item entitled "Contractholder funds."

              The statutory authorizations for the uses of funding agreements under the Illinois Insurance Code (the "Illinois Insurance Code") are severely limited. The form of funding agreement has been filed with the Illinois Department of Insurance and has been accepted as a funding agreement that is a type of annuity contract without life contingency permitted by Section 5/226.1 of the Illinois Insurance Code. Under that provision, the permitted uses are limited to funding of: (a) ERISA employee benefit plans; (b) an activity of an Internal Revenue Code Section 501(c) organization; (c) a program of a government entity or instrumentality; (d) structured settlement claims; and (e) a program of an institution with assets in excess of $25,000,000. Thus, the market for direct sales of funding agreements is very narrow, essentially limited to large institutional investors under Rule 144A or foreign investors under Regulation S promulgated under the Securities Act, as amended. Moreover, in contrast to medium term notes, funding agreements have no secondary market to provide investors with liquidity or mark-to-market valuation and, therefore, the funding agreement market is much narrower than the universe of investors who can purchase medium term notes.

              In addition, funding agreements are insurance contracts authorized by Section 5/226.1 of the Illinois Insurance Code. Only licensed insurance agents or the issuing insurance company may sell such contracts. Thus, not only is the market for direct funding agreement sales limited by the specified classes of buyers, but it is restricted also by the limits on the agency force.

              The Illinois Department of Insurance has confirmed that it does not consider the sale of publicly offered funding agreement backed medium term notes to violate the Illinois Insurance Code. In addition, the Illinois Department of Insurance has approved the form of funding agreement to be used in connection with the medium term note program and the Allstate Life® CoreNotes® program.

              The rating by any rating agency of the financial strength of Allstate Life does not mean that such rating agency will rate a funding agreement or the related series of notes. However, unless otherwise indicated in the applicable pricing supplement, each series of notes, the related funding note and the funding agreement(s) securing such series of notes will have an issue credit rating of "AA" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

("Standard & Poor's"). We expect the program to be rated "Aa2" by Moody's Investors Service, Inc. ("Moody's") and "AA" by Standard & Poor's. If Moody's or Standard & Poor's changes the program rating, the new program rating will be specified in the applicable pricing supplement. Notes of a series will be issued under the program only in the event that, at the time of issuance of such series of notes, at least one nationally recognized rating agency would assign an investment grade rating to such series of notes, the related funding note and the funding agreement(s) securing such series of notes.

Insolvency of Allstate Life

              In the event of insolvency of an Illinois insurance company, claims against the insurer's estate are prioritized pursuant to Section 5/205 of the Illinois Insurance Code. Under Section 5/205(1)(d) of the Illinois Insurance Code, claims by "policyholders, beneficiaries, and insureds, under insurance policies, annuity contracts, and funding agreements" receive payment prior to any distribution to general creditors not falling within any other priority class under the Illinois Insurance Code. The funding agreements are unsecured obligations of Allstate Life.

              Lord, Bissell & Brook LLP, special Illinois insurance regulatory counsel of Allstate Life, has opined that, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, (1) in a delinquency proceeding under Article XIII of the Illinois Insurance Code, 215 ILCS Section 5/187 et seq. (the "Illinois Liquidation Act"), the timely and properly filed claims of an owner under the funding agreement (with the possible exception of claims for Additional Amounts, as discussed below) would be entitled to distribution pari passu with claims made by other policyholders, beneficiaries, and insureds under other insurance policies, insurance contracts, annuities and funding agreements issued by Allstate Life, and the claims of the Illinois Life and Health Insurance Guaranty Association, and any similar organization in another state, in accordance with Section 5/205(1)(d) of the Illinois Liquidation Act, and (2) an owner's claims under the funding agreement should not be recharacterized as other than the claims of a policyholder, beneficiary, or insured under an insurance policy, insurance contract, annuity or funding agreement.

              If a funding agreement so provides, Allstate Life may be required to pay Additional Amounts (as such term is defined therein) to the indenture trustee as collateral assignee of the funding agreement. Although such payments could be viewed as a claim under the funding agreements within the meaning of Section 5/205(1)(d), it may also be argued to be a separate payment obligation. Therefore, while in a proceeding before a court of competent jurisdiction the court might find that a claim for an Additional Amount constitutes a claim under a funding agreement, it also might find that such a claim is not a claim entitled to the priority afforded by Section 5/205(1)(d). Lord, Bissell & Brook LLP has opined that if a claim for an Additional Amount does not constitute a claim entitled to the priority afforded by Section 5/205(1)(d), then in a properly prepared and presented case any claim for an Additional Amount would be entitled to the same priority as claims of general creditors of Allstate Life under Section 5/205(1)(g).

              In the absence of controlling judicial precedents, the opinion of Lord, Bissell & Brook LLP is based on a reasoned analysis of Illinois statutes, as well as application of other states' judicial decisions involving similar or analogous circumstances, and is subject to the limitations, qualifications and assumptions set forth in its opinion letter. Investors should note that in the event of the insolvency of an insurance company, however, the judicial application of statutes governing the distribution of the insurer's general assets has typically proceeded on a case-by-case basis.

Payments under Funding Agreements

              Under the terms of each funding agreement securing the obligations under a series of notes, Allstate Life will be obligated to make payments in the amounts necessary to permit the issuing trust to meet in full its scheduled payment obligations under the applicable series of notes.

              Unless otherwise specified in the applicable pricing supplement, the issuing trust will not pay any additional amounts to holders of the notes of a series in the event that any withholding or deduction for or on account of any United States taxes or other governmental charges is required. If the applicable prospectus supplement or the applicable pricing supplement specifies that the issuing trust will pay additional amounts to holders of the notes of the applicable series in the event of certain changes in tax law, including the repeal of the "Portfolio Interest Exemption" from United States Federal withholding taxes for payments to non-U.S. Holders, the relevant funding agreement(s) will provide that Allstate Life will make payments to the issuing trust in the amounts necessary to permit it to pay additional amounts, if any, required to be paid to holders of the particular series of notes. If the payment of additional amounts to holders of a particular series of notes is required as a result of a change in tax law, Allstate Life will be obligated to pay such additional amounts to the issuing trust under the relevant funding agreement(s).

Events of Default

              The following will be "Events of Default" under each funding agreement:

  •
  default in the payment when due and payable of any principal amount under the funding agreement;

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  default in the payment of any interest accrued when such amounts become due and payable, and continuance of such default for a period of five business days;

  •
  Allstate Life fails, is unable, or Allstate Life admits in writing its inability, generally to pay its debts as such debts become due; or the board of directors of Allstate Life adopts any action to approve or for the purpose of effecting any of the actions referred to in this paragraph;

  •
  default in the performance or breach of any one or more of the other covenants of Allstate Life under such funding agreement, and continuance of such default or breach for a period of 45 days after there has been given notice thereof to Allstate Life;

  •
  a court having jurisdiction in the premises has entered a decree or order for relief in respect of Allstate Life in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States of America or any other applicable jurisdiction which decree or order is not stayed; or any other similar relief has been granted under any applicable law;

  •
  an insolvency case has been commenced against Allstate Life under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States of America or any other applicable jurisdiction and such case shall not have been dismissed or stayed, in each case within 45 days, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, rehabilitator, conservator, sequestrator, trustee, custodian or other officer having similar powers over Allstate Life, or over all or a substantial part of its property, has been entered; or there has occurred the involuntary appointment of an interim receiver, trustee or other custodian of Allstate Life, for all or a substantial part of its property; or a court having jurisdiction in the premises has entered a decree or order declaring the dissolution of Allstate Life; or a warrant of attachment, execution or similar process has been issued against any substantial part of the property of Allstate Life;

  •
  the Director of the Illinois Department of Insurance or any other insurance supervisor having jurisdiction over Allstate Life shall have filed a petition seeking any order under the Illinois Insurance Code or other applicable insurance law to rehabilitate, liquidate, or conserve the assets of, or take other similar action with respect to, Allstate Life; or

  •
  Allstate Life commences a voluntary case or other proceeding seeking liquidation, dissolution, reorganization or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States of America (or any state thereof) or any other applicable jurisdiction, or seeking the appointment of a receiver, liquidator, rehabilitator, sequestrator, conservator or other similar officer of Allstate Life or any substantial part of its property, or consents to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Allstate Life makes any general assignment for the benefit of creditors.

              If one or more Events of Default shall have occurred and be continuing (other than an Event of Default specified in the third, fourth, fifth, sixth, seventh and eighth bullets above), the indenture trustee as collateral assignee of the funding agreement may, by written notice to Allstate Life, declare the principal of, plus accrued but unpaid interest on and any other amounts then due and owing with respect to, such funding agreement to be due and payable and such amounts will become due and payable on the date the written declaration is given to Allstate Life; provided that if an Event of Default specified in the third, fourth, fifth, sixth, seventh and eighth bullets above occurs, such amounts will be automatically and immediately due and payable without any declaration or other act on the part of the indenture trustee as collateral assignee of the funding agreement; provided further that, without affecting the obligation of Allstate Life to repay such amounts, no such repayment shall be made in preference to other policyholders of Allstate Life.

Representations and Warranties in the Funding Agreement

              In each funding agreement, each party will represent and warrant as follows:

  •
  the representing party has the power to enter into the funding agreement and to consummate the transactions contemplated thereby;

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  the funding agreement has been duly authorized, executed and delivered by the representing party;

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  assuming the due authorization, execution and delivery thereof by the other party thereto, the funding agreement constitutes a legal, valid and binding obligation of the representing party; and

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  the funding agreement is enforceable against the representing party in accordance with the terms thereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and subject, as to enforceability, to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

Restrictions on Transfer

              Each funding agreement will contain provisions prohibiting any transfer or assignment of the funding agreement or any right to receive payments under the funding agreement without the express written consent of Allstate Life and the written affirmation of Allstate Life that it has changed its books and records to reflect the transfer or assignment or right to receive payments under the funding agreement. In connection with the issuance of a series of notes, Allstate Life will consent to the sale and deposit of each relevant funding agreement from the depositor to the issuing trust and the pledge and collateral assignment of, and the grant of a security interest in, each such funding agreement to the Indenture Trustee, and will affirm that it has changed its books and records to reflect the foregoing.

Termination of Funding Agreements by Allstate Life

              If the applicable pricing supplement specifies that the issuing trust will pay additional amounts to holders of its notes in the event of certain changes in tax law, including the repeal of the "Portfolio Interest Exemption" from United States Federal withholding taxes for payments to non-U.S. Holders, the funding agreement(s) securing such series of notes will provide that Allstate Life may terminate the relevant funding agreement(s) upon the occurrence of certain specified tax events. Unless otherwise specified in the applicable Pricing Supplement, Allstate Life will not be able to unilaterally terminate any funding agreements under any other circumstances. In order to terminate the relevant funding agreement(s) in the event of a certain change in tax law, Allstate Life must give not less than 30 and no more than 75 days prior written notice to the issuing trust and pay such issuing trust the outstanding principal of and accrued but unpaid interest, including any additional amounts due and owing, on the notes of such series or such other amount as is specified in the applicable pricing supplement for such notes. However, Allstate Life may not give notice of termination earlier than 90 days prior to the earliest day when Allstate Life would become obligated to pay any such additional amounts were a payment in respect of the funding agreement(s) then due.

Governing Law

              Each funding agreement will be governed by, and construed in accordance with, the laws of the State of Illinois without regard to conflict of law principles.

DESCRIPTION OF SUPPORT AND EXPENSES AGREEMENTS

Support and Expenses Agreements of the Trusts

              This section provides a summary of the material terms and conditions of each support and expenses agreement to be entered into by Allstate Life and the applicable issuing trust (each, a "support agreement"). Each support agreement will incorporate by reference the standard support and expenses agreement terms. The form of support and expenses agreement is included in the form of series instrument. This summary is not complete and you should read the detailed provisions of the standard support and expenses agreement terms, and the applicable support agreement. Copies of the support and expenses agreement terms and the form of series instrument have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated into this prospectus by reference.

              Under each support agreement, Allstate Life will agree to pay the costs and expenses relating to the offering, sale and issuance of the applicable series of notes and costs, expenses and taxes incurred by the issuing trust other than certain excluded amounts described below, and to indemnify the indenture trustee, the Delaware trustee, the administrator and each other service provider, as well as the issuing trust, with respect to certain matters.

              Under each support agreement, Allstate Life will not be obligated to pay any costs, expenses, taxes or other amounts that are considered excluded amounts. Excluded amounts include:

  •
  any obligation Global Funding or any trust may have to make any payment in accordance with the terms of any funding notes or any notes;

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  any obligation or expense of Global Funding or any trust to the extent that such obligation or expense has actually been paid utilizing funds available from payments under the applicable funding agreement(s) and funding notes, as applicable;

  •
  any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty and liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that:

  •
  the funding notes or the notes are, or are deemed to be, participations in the funding agreements or contracts of insurance, or

  •
  the offer, purchase, sale and/or transfer of the funding notes or the notes and/or the pledge and collateral assignment of, or the grant of a security interest in, any funding agreement, constitute the conduct of the business of insurance or reinsurance in any jurisdiction or require Global Funding, any trust or any holder to be licensed as an insurer, insurance agent or broker in any jurisdiction;

  •
  any obligation of Global Funding or any trust to pay additional amounts to indemnify any holder of the funding notes or the notes against potential withholding tax liabilities;

  •
  any cost, loss, damage, claim, expense, tax, penalty or liability of any kind imposed on a service provider to the trust resulting from the bad faith, misconduct or negligence of such service provider;

  •
  any income taxes or overhead expenses of any service provider; or

  •
  any withholding taxes imposed with respect to payments made under any funding agreement or any notes, or any additional amounts paid to any noteholder.

              With respect to any support obligation owed to the Delaware trustee and the Administrator, excluded amounts specified in the third bullet point above shall not apply.

Support and Expenses Agreement of Global Funding

              Allstate Life and Global Funding entered into an amended and restated support and expenses agreement dated as of August 16, 2005 (the "depositor support agreement"). Pursuant to the depositor support agreement Allstate Life agreed to pay the costs and expenses relating to the offering, sale and issuance of each funding note and costs, expenses and taxes incurred by Global Funding other than the excluded amounts (as described under "—Support and Expenses Agreements of the Trusts" above). Pursuant to the depositor trust agreement Allstate Life also agreed to indemnify the indenture trustee, the Delaware trustee, the administrator and each other service provider, as well as Global Funding, with respect to certain matters.

              Under the depositor trust agreement, Allstate Life will not be obligated to pay any costs, expenses, taxes or other amounts that are considered excluded amounts.

DESCRIPTION OF ADMINISTRATIVE SERVICES AGREEMENTS

Administrative Services Agreements of the Trusts

              This section provides a summary of the material terms and conditions of each administrative services agreement to be entered into between the administrator and each trust to be formed in connection with the issuance of a series of notes (each, an "administrative services agreement"). The form of administrative services agreement is included in the form of series instrument. Each administrative services agreement will incorporate by reference the standard administrative services terms. This summary is not complete and you should read the detailed provisions of the standard administrative services terms and the applicable administrative services agreement. Copies of the standard administrative services terms and the form of series instrument have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated into this prospectus by reference.

              Pursuant to each administrative services agreement, the administrator will perform various financial, statistical, accounting and other services for the issuing trust, including maintenance of books and records, preparation, upon request, of amendments to and waivers under certain documents, holding, maintaining and preserving executed copies of certain documents; upon receipt of notice, taking certain actions to enforce agreements as to which the issuing trust is a party, preparing certain documents for signature by the issuing trust, obtaining services of outside counsel, accountants and/or other outside service providers, other actions incidental or reasonably necessary to accomplish the foregoing and certain other actions specifically directed by the issuing trust. In addition, the administrator will prepare and file with the SEC and, if necessary, execute, on behalf of the issuing trust such documents, forms, certifications or filings as may be required by the Exchange Act.

              Each administrative services agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Administrative Services Agreement of Global Funding

              Global Funding and the administrator executed the amended and restated administrative services agreement of Global Funding, dated as of August 16, 2005 (as amended, restated or modified form time to time, the "depositor administrative services agreement").

              Pursuant to the depositor administrative services agreement, the administrator agreed to perform various financial, statistical, accounting and other services for Global Funding, including maintenance of books and records, preparation, upon request, of amendments to and waivers under certain documents, holding, maintaining and preserving executed copies of certain documents; upon receipt of notice, taking certain actions to enforce agreements as to which Global Funding is a party, preparing certain documents for signature by Global Funding, obtaining services of outside counsel, accountants and/or other outside service providers, other actions incidental or reasonably necessary to accomplish the foregoing and certain other actions specifically directed by Global Funding. In addition, the administrator will prepare and file with the SEC and, if necessary, execute on behalf of Global Funding such documents, forms, certifications or filings as may be required by the Exchange Act.

              The administrative services agreement is governed by, and will be construed in accordance with, the laws of the State of New York.

ERISA CONSIDERATIONS

              ERISA imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, "ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

              Under U.S. Department of Labor regulations at 29 C.F.R. 2510.3-101, as in effect from time to time (the "Plan Asset Regulations"), assets of a trust may be deemed to be "plan assets" of an ERISA Plan or a "plan" such as an individual retirement account or a Keogh plan (as defined in Section 4975(e)(1) of the Code, other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code) (together with ERISA Plans, "Plans") for purposes of ERISA and Section 4975 of the Code if a Plan or a person investing "plan assets" of a Plan acquires an equity interest in a trust and none of the exceptions contained in the Plan Asset Regulations are applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features. There is very little pertinent authority on the issue of what constitutes an equity interest for purposes of the Plan Asset Regulations. Accordingly, whether the notes would be treated as debt or equity for purposes of the Plan Asset Regulations is unclear. Since, however, the holders of notes of a series will have recourse only to the relevant collateral that secures such series of notes, if the notes were treated as equity interests, the related funding agreements would be treated as assets of any Plan holding a note.

              Even if the notes were treated as equity interests for purposes of the Plan Asset Regulations, because (a) each trust expects that the funding agreements will be treated as debt, rather than equity, for federal tax purposes and (b) the funding agreements should not be deemed to have any "substantial equity features," none of the assets underlying the funding agreements should be treated as Plan Assets for purposes of the Plan Asset Regulations. Those conclusions are based, in part, upon the traditional debt features of the funding agreements, including the reasonable expectation of purchasers of the notes that the payments due under the funding agreements will be paid when due, as well as the absence of conversion rights, warrants and other typical equity features.

              Moreover, since the Delaware trustee has no discretionary authority with respect to the funding agreements, even if the funding agreements are treated as assets of a Plan holding a note, the Delaware trustee should not be treated as having acted in a fiduciary capacity with respect to the funding agreements and the treatment of the funding agreements as Plan assets should not, absent other factors that do not appear to be present, give rise to a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code.

              Therefore, subject to the considerations described herein, the notes are eligible for purchase by Plans, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity ("Plan Asset Entity") and any person investing "plan assets" of any Plan.

              Section 406 of ERISA and Section 4975 of the Code also prohibit Plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plans (together, "Parties in Interest"). For example, if either Global Funding, a trust or Allstate Life is a Party in Interest with respect to a Plan (either directly or by reason of its ownership of its subsidiaries), the purchase of the notes of the applicable series by or on behalf of the Plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A Party in Interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

              The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the notes by or on behalf of a Plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). There can be no assurances that any of these class exemptions or any other exemptions will be available with respect to any particular transaction involving the notes. In addition, a purchaser of the notes should be aware that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

              Accordingly, the notes may not be purchased or held by any Plan, any Plan Asset Entity or any person investing "plan assets" of any Plan, unless the purchase and holding of the notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a Plan or other Plan Asset Entity and is not purchasing the notes on behalf of or with "plan assets" of any Plan or other Plan Asset Entity; or its purchase and holding of the notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases through and including the date on which the purchaser disposes of the notes.

              Moreover, the notes may not be purchased or held by any Plan, any Plan Asset Entity or any person investing "plan assets" of any Plan if Global Funding, any trust or any of their respective affiliates (a) have investment or administrative discretion with respect to the assets of the Plan used to effect such purchase; (b) have authority or responsibility to give, or regularly give, investment advice with respect to such assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such assets, and (2) will be based on the particular investment needs of such Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, are an employer maintaining or contributing to such Plan.

              Any insurance company proposing to invest assets of its general account in the notes should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), in which the United States Supreme Court held that in certain circumstances assets in a life insurance company's general account are treated as assets of a Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the U.S. Department of Labor in January 2000.

              Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing notes on behalf of or with "plan assets" of any Plan or Plan Asset Entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

              Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code such as Section 503 of the Code. No view is expressed as to whether an investment in the notes (and any continued holding of the notes), or the operation and administration of Global Funding or any trust, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things either (a) it is not a government plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the notes on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the notes is not in violation of the laws applicable to any such governmental plan or church plan, and such representations shall be deemed to be made each day from the date on which the purchaser purchases, through and including the date on which the purchaser disposes of the notes. Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

              The sale of any notes to a Plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

              Notwithstanding the above, with regard to a particular trust, the sale of notes of the applicable series to Plans, or a person utilizing the plan assets of Plans, might not be allowed, or might only be allowed subject to certain additional conditions, in which case the applicable pricing supplement to this prospectus will disclose the prohibition or such additional conditions.

              THE EMPLOYEE BENEFIT PLAN CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN'S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE NOTES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

              The trusts will offer the notes from time to time for sale to or through the agents identified in the applicable prospectus supplement (collectively, the "Agents"). The trusts may also offer the notes from time to time for sale directly to investors and other purchasers. The distribution of the notes offered under this prospectus may occur in one or more transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, all of which may change over time.

              In connection with any sale of the notes, the Agents may receive compensation in the form of discounts, concessions or commissions from the issuing trust or from purchasers of the notes for whom they may act as agents. The Agents may sell the notes to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the purchasers for whom they may act as agents. Any Agents that participate in the offering of the notes will be identified and their compensation will be described in the applicable prospectus supplement or the applicable pricing supplement. The applicable prospectus supplement or the applicable pricing supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers.

              The Agents participating in the distribution of notes will be "underwriters," with respect to the notes being distributed by them and the funding agreements being purchased by the issuing trust, and any discounts or commissions received by them on the sale or resale of notes may be deemed to be underwriting discounts and commissions under the Securities Act. The Agents may be entitled under agreements entered into with a trust, Global Funding and Allstate Life to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the Agents may be required to make in respect of such liabilities.

              Global Funding is a statutory issuer of the notes and the funding notes under the Securities Act, and Allstate Life is a statutory issuer of the funding agreements under the Securities Act.

              With respect to any series of notes as to which J.P. Morgan Securities Inc. will serve as an agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee, instead of J.P. Morgan Trust Company, National Association. In this situation, Global Funding will appoint an eligible and unaffiliated entity to serve as funding note indenture trustee, instead of J.P. Morgan Trust Company, National Association, for the related funding note.

              In the ordinary course of its business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with Allstate Life and certain of its affiliates.

LEGAL OPINIONS

              Certain matters regarding the notes, funding notes and funding agreements, and their offering will be passed upon:

  •
  for Allstate Life by Counsel of Allstate Life (as to Illinois law, including the validity of the funding agreements thereunder);

  •
  for Global Funding and Allstate Life by LeBoeuf, Lamb, Greene & MacRae LLP (as to New York law and United States Federal securities law, including the validity of the notes and the funding notes thereunder, and as to tax law and certain insurance regulatory matters);

  •
  for Global Funding and Allstate Life by Lord, Bissell & Brook LLP (as to certain Illinois regulatory matters);

  •
  for Global Funding and Wilmington Trust Company by Richards, Layton & Finger, P.A. (as to Delaware law, including, organization, authority and certain regulatory matters related to Global Funding, the trusts and the Delaware Trustee, certain security interest matters, the enforceability of the trust agreements and the valid issuance of the notes and the funding notes); and

  •
  for the Agents by Sidley Austin Brown & Wood LLP (as to United States Federal securities law).

              LeBoeuf, Lamb, Greene & MacRae LLP has from time to time represented, and continues to represent, one or more of the Agents. Sidley Austin Brown & Wood LLP has from time to time represented, and continues to represent Allstate Life.

EXPERTS

              The consolidated financial statements and the related consolidated financial statement schedules incorporated in this Prospectus by reference from the Allstate Life Insurance Company Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and changes in the methods of accounting for embedded derivatives in modified coinsurance agreements and variable interest entities in 2003), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

              With respect to the unaudited interim financial information for the periods ended March 31, 2005 and 2004 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because the report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

$3,000,000,000

Allstate Life Global Funding
Depositor

Allstate Life® CoreNotes®
Due Between Nine Months and 30 Years From the Date of Issue
Issued Through
Allstate Life Global Funding Trusts

P R O S P E C T U S       S U P P L E M E N T

Merrill Lynch & Co.

August 16, 2005

"Allstate Life®" is a registered service mark of Allstate Insurance Company.

"CoreNotes®" is a registered service mark of Merrill Lynch & Co., Inc.

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TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS
SUMMARY
RISK FACTORS
ALLSTATE LIFE GLOBAL FUNDING TRUSTS
ALLSTATE LIFE GLOBAL FUNDING
ALLSTATE LIFE INSURANCE COMPANY
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE FUNDING AGREEMENTS
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
  ANNEX A
REPAYMENT ELECTION FORM Allstate Life Global Funding Allstate Life® CoreNotes® Cusip Number
REPAYMENT ELECTION FORM
INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND EXERCISING REPAYMENT OPTION
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
AVAILABLE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
DESCRIPTION OF ALLSTATE LIFE GLOBAL FUNDING AND THE TRUSTS
DESCRIPTION OF ALLSTATE LIFE INSURANCE COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE INDENTURES
DESCRIPTION OF THE FUNDING NOTES
DESCRIPTION OF THE FUNDING AGREEMENTS
DESCRIPTION OF SUPPORT AND EXPENSES AGREEMENTS
DESCRIPTION OF ADMINISTRATIVE SERVICES AGREEMENTS
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS